As filed with the Securities and Exchange Commission on June 27, 2025

File No. 024-12356

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

(Post-Qualification Amendment No. 3)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

NEPTUNE REM, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

30 N. Gould St. Suite R

Sheridan WY 82801

Phone: 970-634-9281

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Chris Gerardi

Chief Executive Officer

Chief Financial Officer

30 N. Gould St. Suite R

Sheridan WY 82801

Phone: 970-634-9281

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Faith L. Charles

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Phone: (212) 344-5680

Fax: (212) 344-6101

6510	92-1301404
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is a Post-Qualification Amendment to an offering statement on Form 1-A originally filed by Neptune REM, LLC (the “Company”) on November 9, 2023, and originally qualified by the U.S. Securities and Exchange Commission on June 27, 2024 pursuant to Rule 252(f) of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). This Post-Qualification Amendment includes audited financial statements as of December 31, 2024, and adds, updates and/or replaces certain information contained in the Offering Circular to reflect recent developments at the Company. It is filed to maintain the qualification of the offering beyond twelve months from the original qualification date. Unless otherwise indicated or the context otherwise requires, all information in this Post-Qualification Offering Circular Amendment reflects the terms and conditions of the offering as of the date of this Post-Qualification Amendment.

Post-Qualification Amendment to the Offering Circular

June 27, 2025

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Post-Qualification Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

NEPTUNE REM, LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

30 N. GOULD ST. SUITE R SHERIDAN WY 82801

970-634-9281

www.realbricks.com

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		Series Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)	Proceeds to Other Persons
The Blanton Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$400,300	$4,003	$396,297	N/A

The Cedar Ridge Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$394,830	$3,948	$390,882	N/A

The Dalmore Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$394,830	$3,948	$390,882	N/A

The Stag Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$400,300	$4,003	$396,297	N/A

The Woody Creek Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$351,650	$3,517	$348,133	N/A

(1)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time expense allowance of $5,000, consulting fees of $20,000 payable by the company to Dalmore, nor a fee of $1,000 payable to Dalmore each time the Company files a PQA. The Company intends to distribute all offerings of series interests in any Series of the Company (the “Series Interests”) through Neptune REM LLC. See “Plan of Distribution” for details.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for Series offering expenses actually incurred in an amount up to (including Dalmore fees and commissions and other expenses) 2-3% of gross proceeds, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

The minimum subscription per investor is ten (10) Series Interests at $10 per Interest with a minimum purchase price of $100.00 USD. For more information, see section titled “Securities Being Offered.”

The Company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. $240,380 of Series Interests have already been sold by the Company as of June 24, 2025. The Company intends to offer additional series within such limit and will file post qualification amendments (each, a “PQA”) for the offerings of such series with the Securities and Exchange Commission (the “Commission” or “SEC”). There will be separate closings with respect to each offering.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date at which the offering is earlier terminated by the company, in our Managing Member’s sole discretion, or (iii) the date that is three years from this offering being qualified by the Commission. Each Series Interests will be offered in an amount that, at the time the offering statement is qualified for such Series Interests, is reasonably expected to be offered and sold within two years from such initial qualification date.

At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company’s recent financial statements. In addition, the company intends to periodically file a post-qualification amendment to include additional Series Interests to this offering.

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The Company has engaged North Capital Private Securities Corporation as an escrow agent (the “Escrow Facilitator” or “NCPS”) to hold funds tendered by investors. The Company may undertake one or more closings on a rolling basis. We expect the initial closing will take place within thirty (30) days after qualification. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this offering, the Company will accept a subscription (i.e., hold a closing) within 30 calendar days after due diligence is successfully completed. After each closing, funds tendered by investors will be made available to the Company. We expect to hold subsequent closings on at least a monthly basis. Assuming additional information does not need to be provided for due diligence (Anti-Money Laundering/Know Your Customer) and the investment has been funded, it will take 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, Dalmore will contact the subscriber for that information.

The company does not have a public trading market for its shares. We intend to have our Series Interests quoted on PPEX, an alternative trading system (ATS) operated by North Capital Investment Technology, Inc. (“PPEX”) with a view to providing our holders of Series Interests with potential liquidity in the form of a secondary market for their investment in our Series Interests. While we intend to seek a quotation on PPEX, there can be no guarantee as to the volume or pricing with respect to any secondary trading that might develop, liquidity may be limited in comparison to the liquidity of other issuers.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(c) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

This offering is inherently risky. See “Risk Factors” on page 10.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

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In this Offering Circular, the terms “Neptune REM, LLC,” “Neptune REM,” “Neptune,” “we,” “us, “our,” the “Company” and similar terms refer to Neptune REM, LLC, a Delaware Series Limited Liability Company; “Terra Mint Group, Corp.” and “Terra Mint” refers to the Managing Member of Neptune REM, LLC. Each of The Blanton Series LLC, The Cedar Ridge Series LLC, The Dalmore Series LLC, The Stag Series LLC, and The Woody Creek Series LLC are referred to herein as our “Series.”

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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Implications of Being an Emerging Growth Company

The Company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the Company is not registering its securities under the Exchange Act. Rather, the Company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	Annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

●	Semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

●	Current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the Company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the Company:

●	Will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	Will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	Will not be required to obtain a non-binding advisory vote from its unit holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	Will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	May present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations (commonly referred to as “MD&A”); and

●	Will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

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The Company intends to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that the Company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the Company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which intends to enable investors to access fractional ownership of specific long- and short- term, residential housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

The Company has established separate Series for the holding of long- and short-term residential rental properties. The debts, liabilities, and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company are enforceable against the assets of the applicable Series only, and not against the assets of the Company. Neptune REM manages all Series Assets of each individual Series including the sale of property, renting of the long- or short-term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. As discussed in further detail in the Operating Agreement of Neptune REM, Terra Mint is also the Managing Member of Neptune REM. Terra Mint was incorporated in the State of Wyoming on April 23, 2021, Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential rental estate investment opportunities and invest in individual rental properties.

Our Managing Member, Terra Mint, is the sole owner and operator of the Realbricks Technologies Platform (“Realbricks”), an online real estate investment marketplace, which may be found on the website www.realbricks.com. Currently, we are a wholly-owned subsidiary of Terra Mint.

Since its formation on November 7, 2022, our Company has been engaged primarily in acquiring properties for its Series and developing the financial offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

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The Realbricks Bonus Program

On April 10, 2025, the Company implemented its Realbricks Bonus Program (the “Bonus Program”). The Bonus Program provides new investors who meet the eligibility requirements set forth herein the chance to receive an additional $50 in Series Interests of the respective Series underlying their initial investment. For example, an initial investment in the Blanton Series LLC, would make the investor eligible to receive an additional $50 in Series Interests of Blanton Series LLC (each, a “Bonus”). To be eligible, new investors must: (i) have an active Realbricks account that has been verified; (ii) make an initial purchase of at least $100 in Series Interests on Realbricks through their Realbricks account; and (iii) enter their unique promotional code on the Realbricks platform. The Bonus is then credited to each investor’s Realbricks account. The Company has reserved $120,000 or 12,000 Series Interests for Bonuses and reward interests issuable under the Realbricks Friends and Family Reward Program (the “Reward Interests”, and together with the Bonuses, the “Promotional Interests”). The Bonus Program will remain open until the earlier of (i) the date that all reserved Promotional Interests have been issued, and (ii) December 31, 2025. The Company reserves the right not to issue any Bonuses under the Bonus Program. For more information see – “Plan of Distribution – The Realbricks Bonus Program.”

Sale of the Templeton Property and Liquidation of the Templeton Series LLC Assets

On November 7, 2024, the Company entered into a uniform purchase agreement (the “Uniform Purchase Agreement”) to sell the single-family home located at 1502 Jones St. Unit 309 Omaha, Nebraska 68102 (the “Templeton Property”) to a buyer for $405,000. Proceeds from the sale were used to partially repay the outstanding balance of the Templeton Promissory Note (defined below). Following the sale of the Templeton Property, the Templeton Series LLC (the “Templeton Series”) assets were liquidated. As of the date of this PQM, no other Series has been liquidated and no prior program has been sponsored by the Company resulting in any prior liquidation. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Templeton Series Transactions.”

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SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of the date of this Offering Circular. Please also refer to “The Company’s Business – “Property Overview” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Minimum Subscription per Investor	Maximum Offering Size	Maximum Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
The Blanton Series	7923 N 93rd St, Omaha, NE 68122	$10.00	10 Units ($100)	$400,300	40,030	June 27, 2024	July 3, 2024	[XX]	[XX]

The Cedar Ridge Series	7927 N. 93rd St, Omaha, NE 68122	$10.00	10 Units ($100)	$394,830	39,483	June 27, 2024	July 3, 2024	[XX]	[XX]

The Dalmore Series	7931 N. 93rd St, Omaha, NE 68122	$10.00	10 Units ($100)	$394,830	39,483	June 27, 2024	July 3, 2024	[XX]	[XX]

The Stag Series	7919 N 93rd St, Omaha, NE 68122	$10.00	10 Units ($100)	$400,300	40,030	June 27, 2024	July 3, 2024	[XX]	[XX]

Woody Creek Series	16316 Saratoga St., Omaha, NE 68116	$10.00	10 Units ($100)	$351,650	35,165	June 27, 2024	July 3, 2024	[XX]	[XX]

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

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Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series offered and not in the Company as a whole or any Series Assets.

●	If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all Series (which may include future Series to be issued).

●	If Terra Mint Group, Corp, our Managing Member fails to attract and retain Chris Gerardi, or any other key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer.

●	There is competition for time among the various entities sharing the same management team.

●	You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a member.

●	Our ability to make distributions to our members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

●	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

●	Real estate investments have inherent risks.

●	The Company’s success will depend upon the acquisition of real estate, and the company may be unable to consummate acquisitions or dispositions on advantageous terms, and the acquired properties may not perform as the Company expects.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

●	The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our members from realizing an attractive return, or any return, on their Series Interest ownership.

●	You may not receive distributions on predictable schedule and may never receive any distributions.

●	Rising expenses could reduce cash flow and funds available for future investments.

●	Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

●	If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

●	The failure of Property Managers (defined below) to perform effectively may materially adversely affect your investment.

●	The Company may not raise sufficient funds to achieve its business objectives.

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●	The Company’s management has full discretion as to the use of proceeds from the offering.

●	The Company does not have a public trading market for its Series Interests. While it intends to seek a quotation on PPEX, there can be no guarantee that a secondary market may develop, or if it does, as to the volume or pricing with respect to any that might develop.

●	An investment in our Series Interests is highly illiquid. You may never be able to sell or dispose of your Series Interests.

●	The purchase price for the Series Interests has been arbitrarily determined.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series offered and not in the Company as a whole or any Series Assets. A purchase of Series Interests in a Series does not constitute an investment in either the Company as a whole or any Series Assets directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein. Investors will have limited voting rights. Therefore, the Managing Member and the Property Manager retain significant control over the management of the company and the Series Assets.

Furthermore, because the Series Interests do not constitute an investment in the Company as a whole, holders of Series Interests in a particular Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in any Series Assets because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Property Manager will receive a fee in respect of its management of the property (each such property underlying an individual Series, the “Property”).

Liability of investors between Series. The Company is structured as a Delaware series limited liability company that issues separate Series Interests for specific properties. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors, not just those who hold the same Series Interests as them, potentially exposing the assets of a Series to the liabilities of another Series. As a result, investors may bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors.

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The Company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) of the LLC Act in federal bankruptcy courts, but it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet its liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all Series (which may include future Series to be issued). Although the Managing Member will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy, there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

If Terra Mint Group, Corp, our Managing Member fails to attract and retain Chris Gerardi, or any other key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer. The Managing Member’s and the Company’s future depends, in part, on Terra Mint’s ability to attract and retain key personnel. Its future also depends on the continued contributions of Chris Gerardi. Chris Gerardi implemented the Company’s strategy to identify and invest in single- and multi-family properties. Chris Gerardi is critical to the management of the Managing Member’s and the Company’s business and operations and the development of its strategic direction. The loss of the services of Chris Gerardi would involve significant time and expense and may significantly delay or prevent the achievement of the Company’s business objectives.

There is competition for time among the various entities sharing the same management team. Terra Mint is the Managing Member of Neptune and each Series. Neptune expects to create additional Series in the future as other rental markets with available properties are identified. It is foreseeable that at certain times the various Series will be competing for time and attention from the management team.

Each Series will rely on its Property Manager to manage each Property. Following the acquisition of any property, the Property may be managed by Terra Mint or by a third party (each, a “Property Manager”) pursuant to a Property Management Agreement (defined below). In addition, any Property Manager will be entitled to certain fees in exchange for its day-to-day operations of each Property. Any compensation arrangements if Terra Mint LLC serves as the Property Manager, will be determined by Neptune sitting on both sides of the table and will not be an arm’s length transaction. Terra Mint may delegate its property manager duties – for more information see “Property Management Agreements between Terra Mint Group Corp. and the Series.”

If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional rental properties in the future. As we do, we will be increasingly reliant on the resources of Neptune and the Property Manager to manage our properties and our Company. Currently, the Company has no staff and the Managing Member operates with a small staff of two full time employees and three part time employees/contractors and may need to hire additional staff. If its resources are not adequate to manage our properties effectively, our results, financial condition and ability to make distributions to investors may suffer.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a member. Our Managing Member determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Managing Member may amend or revise these and other policies without a vote of the members. Our Managing Member’s broad discretion in setting policies and our members’ inability to exert control over those policies increases the uncertainty and risks you face as a member.

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Our ability to make distributions to our members is subject to fluctuations in our financial performance, operating results and capital improvement requirements. Currently, our strategy includes paying a distribution at least monthly to investors in the event of positive Free Cash Flow from operation of the Property. In the event of downturns in our operating results, unanticipated capital improvements to the Property, or other factors, we may be unable, or may decide not to pay distributions to our members. The timing and amount of distributions are the sole discretion of our Managing Member who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

We may pay some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our Series Interests. To the extent that cash flow from operations is insufficient to fully cover our distributions to our members, we may pay some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. Except as may be limited under the General Corporation Law of the State of Delaware, we have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. This may negatively impact the value of your investment in our Series Interests.

Because we may pay distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows. Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our earnings and our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows.

The Company has limited operating history for investors to evaluate. The Company and this Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any properties will increase or that any properties will be successfully monetized.

Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests. The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in any Series of the company would be limited to prospective effect.

For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Series Interests of one Series for another might have been a non-taxable “like-kind exchange” transaction, while transactions would only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made.

The Company’s financial statements include a going concern opinion. Our financial statements have been prepared assuming the Company will continue as a going concern. We are considered to be a development stage company and have not generated revenue from operations. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern.

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If the Company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Property is entirely at the discretion of the Company. Even if the Company decides to dispose of such real estate assets, the company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and with the real estate industry. Our ability to satisfy our financial obligations and make expected distributions to our members depends on our ability to generate cash revenues in excess of expenses and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the Property. These events include:

●	Possible declines in the value of real estate;
●	Property taxes;
●	Changes in laws related to the use of real estate in certain areas;
●	Costs associated with damage to real estate resulting from floods, earthquakes or other natural disasters; and
●	Limitations on, and variations in, rents.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect us.

Real estate investments have inherent risks. Local market conditions may significantly affect occupancy and rental rates, which may have a material adverse effect on your investment. Other risks include: unfavorable trends in the national, regional or local economy, including changes in interest rates or the availability of financing as well as plant closings, industry slowdowns, a decline in household formation or employment (or lack of employment growth), conditions that could cause an increase in the operating expenses of a property (such as increases in property taxes, utilities, property management fees and routine maintenance), and other factors affecting the local economy; adverse changes in local real estate market conditions, such as a reduction in demand for (or an oversupply of) residential rental properties or increased competition; construction or physical defects in a property that could affect market value or cause us to make unexpected expenditures for repairs and maintenance; adverse use of adjacent or neighboring real estate; changes in real property tax rates and assessments, zoning laws or regulatory restrictions, including rent control or rent stabilization laws or other laws regulating similar properties that could limit our ability to increase rents or sell a property or properties, as applicable; or damage to or destruction of a property, or other catastrophic or uninsurable losses. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The Company’s success will depend upon the acquisition of real estate, and the Company may be unable to consummate acquisitions or dispositions on advantageous terms, and the acquired properties may not perform as expected. The Company intends to acquire and sell real estate assets. The acquisition of real estate entails various risks, including the risks that the Company’s real estate assets may not perform as expected, that the Company may be unable to integrate assets quickly and efficiently into its existing operations and that the Company’s cost estimates for the lease and/or sale of a property may prove inaccurate.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our members from realizing an attractive return, or any return, on their Series Interest ownership. There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally illiquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property or if any offers by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have sufficient funds to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

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We may not have control over costs arising from rehabilitation of properties. We may elect to acquire properties which may require rehabilitation, although we do not intend on acquiring properties that require extensive rehabilitation. Nonetheless, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Maintaining a property in good condition is costly. As described in this PQA, it is expected that the properties will be rented to third-party tenants. Tenants may not have the same interest as an owner in maintaining a property and its contents and do not participate in any appreciation in the value of the property. Accordingly, tenants may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A property may need repairs and/or improvements after each tenant vacates the premises, the costs of which may exceed any security deposit provided by the tenant when the property was originally leased or rented and would be borne by the Company.

We may be required to expend a substantial amount to maintain, renovate or refurbish a property. Failure to do so may materially impair the property’s ability to generate cash flow. Additionally, the effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that a property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property. Even if a tenant does not mistreat a property, general maintenance and ordinary course wear and tear could also require significant expenditures.

We may not be able to lease or otherwise monetize the properties we acquire as anticipated. The success of the Company’s properties will be largely dependent upon the ability of our management to monetize our investments. In the context of leasing properties we acquire, we will be dependent on our management and/or its leasing and rental agents (whether or not such leasing and rental agents are affiliates of members of management) to timely lease properties on favorable terms. A property may incur a vacancy either by the continued default of tenants under leases, the expiration of a lease or the termination by the tenant of a lease. The Company may be unable to renew leases or relet space, and if such vacancies continue for an extended period of time, the Company may suffer reduced revenues resulting in less cash available for distribution. In addition, because a property’s market value depends principally upon the value of the property’s current and future leases, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce or eliminate any return on your investment. In the context of investments where we acquire (or have acquired) ownership in joint-ventures and/or special-purpose vehicles that own real estate, we will be dependent on the ability of the managers of those vehicles to monetize real estate owned by the vehicle and we may have little to no control over how those assets are managed. Finally, for properties that we intend to sell outright, we may not be able to sell those properties on favorable terms, or at all.

Tenant defaults could negatively impact our expected revenues. Any of the Company’s tenants may fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Tenant defaults may adversely affect the property value of the Company’s investments and its distributable cash flow. Property values and the Company’s distributable cash flow would be adversely affected if tenants are unable to meet their obligations to the Company. In the event of default by tenants, the Company may experience delays and incur substantial costs in enforcing the Company’s rights as landlord. Upon a default, the Company may not be able to relet the space or to relet the space on terms that are as favorable to the Company as the defaulted lease, which could adversely affect our financial results. Further, a tenant may elect to remain in a property after defaulting on the terms of their lease, and the Company may need to take legal or other actions to prepare the property to be relet.

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Increasing property taxes, HOA fees, and insurance costs may negatively affect results of properties. Property taxes and the costs of insuring property is a significant component of our expenses. Properties are subject to real and personal property taxes that may increase as tax rates change and as properties are assessed or reassessed by taxing authorities. Short-term, rental revenue or other revenue in general may also be subject to special, local city-license taxes. We are responsible for payment of taxes. If real property taxes increase, expenses will increase. Some states impose tenancy taxes that may be passed on to renters in the form of an additional charge to monthly rent. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a portion of the properties are expected to be located within HOAs and will be subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which may be outside of our control. If the costs associated with property taxes, HOA fees and assessments, or insurance rise significantly and the Property Manager is unable to increase rental rates due to market conditions, rent control laws or other regulations to offset such increases, your investment could be materially adversely affected.

Some of our properties are expected to be part of HOAs and the Company and tenants will be subject to the rules and regulations of such HOAs, which are subject to change, and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly. Some of the properties may be located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a residential subdivision. The HOAs may from time to time enact onerous or arbitrary rules that restrict the Property Manager’s ability to restore, market, lease, or operate the properties or require it to restore or maintain such properties. Some HOAs impose limits on the number of property owners who may lease their homes, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs from lost rental income. Furthermore, the property may have tenants who violate HOA rules and incur fines for which we may be liable as the property owner and for which we may not be able to obtain reimbursement from the tenant. Additionally, the governing bodies of the HOAs in which a property is located may not make important disclosures about the community or may block the Property Manager’s access to HOA records, initiate litigation, restrict our ability to sell the property, impose assessments, or arbitrarily change the HOA rules. Further, several states have enacted laws that provide that a lien for unpaid monies owed to an HOA may be senior to or extinguish mortgage liens on properties. Such actions, if not cured, may give rise to events of default under any indebtedness related to the property.

The Company may be unable to sell a property if it decides to do so, including because of uncertain market conditions, which could adversely affect your return on investment in the Company. The Company’s ability to dispose of properties on advantageous terms depends on factors beyond its control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties the Company acquires. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties the Company acquires; it cannot assure its members that the Company will be able to sell such properties at a profit in the future. Accordingly, the extent to which the Company’s members will receive cash distributions and realize potential appreciation on its real estate investments will be dependent upon fluctuating market conditions. Furthermore, the Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot assure its members that it will have sufficient funds to correct such defects or to make such improvements. In acquiring a property, the Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict the Company’s ability to sell a property.

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Competition and any increased affordability of single- and multi-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects. The single- and multi-family industry is highly competitive, and we face competition from many sources, including from other single- and multi-family apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. This could increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, single- and multi-family apartment communities we invest in compete, or will compete, with other housing alternative, including owner occupied single- and multi-family homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single- and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect our financial condition and results of operations.

Competition with other parties for real estate investments may reduce the Company’s profitability. The Company competes with other entities engaged in real estate investment for the acquisition or sale of properties, including financial institutions, many of which have greater resources than the Company. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the Company to obtain future financing, which could affect the company’s growth.

Lawsuits may arise between the Company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the Company and a tenant it is likely that the Company will see an increase in costs. Accordingly, cash distributions to investors may be adversely affected.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability regardless of whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws may also impose liens on property or restrict the manner in which property may be used. These restrictions may require substantial expenditures or prevent us renting the property. Environmental laws provide for sanctions for non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to our members.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Property may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company’s net income and the amount of cash available for distributions to investors.

The Company may incur significant costs complying with other regulations. Single- and multi-family real estate is subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damages awards. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us.

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The Company faces risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and as a result decreasing rentals at these properties. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Company pays for coverage against property and casualty claims. Additionally, to the extent that the Company finances the acquisition of a Property, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the Company’s ability to finance or refinance its properties if necessary. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of Series Interests. In addition, other than any working capital reserve or other reserves the Company may establish, it has no additional sources of funding to repair or reconstruct any uninsured property. Lastly, to the extent the Company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Our Properties, Our Markets and Our Business

We are a developing stage company organized on November 7, 2022 and have limited operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment. We were organized on November 7, 2022 and as a result have limited operations. Due to our start-up status we (i) have generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

You may not receive distributions on predictable schedule and may never receive any distributions. Distributions will only be available to the extent there is cash flow from rentals and other operations of the properties and other investments in excess of Company expenses. Therefore, there can be no assurance as to when or whether there will be any cash distributions from the Company to our members.

The profitability of the properties is uncertain. We invest in properties selectively. However, investing in properties entails the risk that such properties will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated rents or occupancy levels and that estimated operating expenses may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments. Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future distributions to our members.

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The Company will have to conduct its own due diligence on potential investment properties. There is generally limited publicly available information about real properties, and the Company therefore must rely on its own due diligence and/or that of its affiliates. Should the Company’s or its affiliates’ pre-acquisition evaluation of the physical condition of each new investment fail to detect certain defects or necessary repairs, the total investment cost could be significantly higher than expected. Furthermore, should the company’s estimates regarding the current or anticipated occupancy rate and rate payments end up being too high (e.g., from rental rate caps, limits on subsidized rents or limits on eviction), or the estimates on the costs of maintenance and/or improving an acquired property prove too low, its assumptions regarding the current or anticipated occupancy rate and rate payments end up being too high, or its estimates of the time required to develop or achieve occupancy prove too optimistic, the profitability of the investment may be adversely affected.

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value. The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding factors such as comparable sales, rental revenue and operating expense data, known contingencies, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of other parties involved in the valuation of our assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities.

We caution you not to place undue reliance on any of these metrics because they are based solely on our estimates, using data available to us in our underwriting and analytical processes. The actual results of a property or properties, as applicable, or the sales price of a unit of Series Interest may differ substantially from estimates and target metrics due to numerous factors, including failure of a tenant to pay rent, unexpected evictions, or any increase in expenses or loan fees or negative corporate events, among other things. Any appreciation in value in a property or properties, as applicable, or in a unit of a Series Interest may not occur to the extent estimated or may not occur at all or the value of a property or properties, as applicable, or a unit of a Series Interest, may depreciate. No assurance can be provided that we will achieve the targets we have estimated for any property or properties, as applicable, or a unit of a Series Interest.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses. Analysis of the value or income-producing ability of a property is inherently subjective and may be subject to error. Our Company values our potential investments based on yields and risks, taking into account estimated future losses on select real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. If we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The failure of Property Managers to perform effectively may materially adversely affect your investment. We may enter into agreements with parties to provide property management services, including leasing, renovation and maintenance, with respect to the property owned by us. Selecting, managing, and supervising these Property Managers requires significant management resources and expertise. Property management may be or may become an affiliate of members of management.

The income generated by properties depends on the ability of the applicable Property Managers to successfully manage these properties, which is a complex task. Although our management has various rights pursuant to the applicable property management agreements, it relies upon Property Managers’ personnel, expertise, technical resources and information systems, compliance procedures and programs, proprietary information, good faith and judgment to manage properties efficiently and effectively. The Property Managers are responsible for setting the qualifications for tenants to rent properties, which may include income thresholds, residency history checks, credit score thresholds, credit delinquency history, criminal background checks, and requirements for any pets. Different Property Managers and/or different investment locales may have differing tenant requirements, which could affect the Property Manager’s ability to attract and retain tenants and the risk involved with any tenant.

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Management also relies on Property Managers to set appropriate resident fees, to provide accurate property-level financial results for properties in a timely manner and to otherwise operate properties in compliance with the terms of the applicable property management agreements and all applicable laws and regulations. The Company has various rights, under the property management agreements, including various rights to set budget guidelines and to terminate and exercise remedies under those agreements as provided therein. A failure to effectively manage property operating expense, including, without limitation, labor costs and resident referral fees, or significant changes in Property Managers’ ability to manage properties efficiently and effectively, could adversely affect the income from properties and have a material adverse effect on your investment.

If any applicable Property Manager resigns from its role or is terminated, no assurance can be given that any replacement Property Manager could be retained for fees similar to the prior Property Manager. Any failure, inability, or unwillingness on the part of our Property Managers to satisfy their respective obligations under our management agreements could have a material adverse effect on the properties and distributions to our members.

We make no representation or warranty as to the skills of any present or future Property Managers, including our affiliates, employees, or subsidiaries. Additionally, we cannot assure you that the Property Managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Third-party Property Managers may manage other residential properties, which may result in certain conflicts of interest that could have an adverse effect on the value of the Series Interests. The Property Managers are entitled to manage residential properties owned by others. The Property Managers may develop expertise, systems, and relationships with third parties with respect to the acquisition, management, and leasing of residential properties in our target markets. If a Property Manager or one of its affiliates were to manage other residential assets in the future, it may leverage the expertise and skills garnered as our Property Manager to compete directly with us for acquisition opportunities, financing opportunities, tenants and in other aspects of our business, which could have an adverse effect on our business. Any Property Manager will not have any fiduciary duties to us and there is no assurance that any conflicts of interest will be resolved in favor of us or our members.

In contrast to many other real estate investment vehicles owning more traditional real estate asset classes or real estate-related securities portfolios, we believe that the success of our business will require a significantly higher level of hands-on day-to-day attention from the applicable Property Manager. If the applicable Property Manager or its affiliates were to manage other residential assets in the future, they will have less time available to devote to our business and may be unable to effectively allocate their time and other resources among multiple portfolios. Accordingly, the quality of services provided to us by the applicable Property Manager could decline, which could adversely impact all aspects of our business, including funds distributable on a unit of a Series Interest and including our growth prospects, tenant retention, occupancy and/or our operating results, which will impact the value of a Series Interest.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our members. If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we bear the risk that the purchaser may default, which could reduce our cash distributions to our members. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our members, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

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Due to economic conditions, local real estate conditions and competition for properties, the real estate we invest in may not appreciate or may decrease in value. A single- or multi-family or commercial property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where the Property is located and in the market for single and multi-family space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to our members.

We may incur significant indebtedness, which may expose us to the risk of default under our debt obligations, limit our ability to obtain additional financing or affect the value of Series Interests. We may incur significant additional debt to finance future property acquisitions. Payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our cash needs or make the distributions to holders of Series Interests. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

●	We may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon acquisition opportunities or meet operational needs;

●	We may be unable to refinance our indebtedness at maturity or any refinancing terms may be less favorable than the terms of our refinanced indebtedness;

●	Increases in interest rates could increase our interest expense for our variable interest rate debt;

●	We may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under any hedge agreements we enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we enter into, we would be exposed to then-existing market rates of interest and future interest rate volatility;

●	We may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

●	We may default on our obligations and the lenders or mortgagees may foreclose on properties or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

●	We may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

●	Our default under any loan with cross-default provisions could result in a default on other indebtedness.

●	We may plan to mortgage select properties individually or as a portfolio in order to obtain additional funds to expand the Company’s portfolio.

We may be unable to renew, repay or refinance our outstanding debt. We are subject to the risk that our indebtedness will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of the Property on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to make distributions to our equity holders and pay amounts due on our debt.

Changes in laws could affect our business. We are generally not able to pass through to our residents under existing leases real estate taxes, income taxes or other taxes. Consequently, any such tax increases may adversely affect our financial condition and limit our ability to satisfy our financial obligations and make distributions to security holders. Changes that increase our potential liability under environmental laws or our expenditures on environmental compliance could have the same impact.

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A cybersecurity incident and other technology disruptions could negatively impact our business, our relationships and our reputation. We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers and our residents. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including residents’ personal information, private information about employees, and financial and strategic information about us. As our reliance on technology increases, so have the risks posed to our systems, both internal and those we have outsourced to third party service providers. In addition, information security risks have generally increased in recent years due to the rise in new technologies, like artificial intelligence, and the increased sophistication and activities of perpetrators of cyberattacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third-parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on financial condition or results of operations.

Risks Related to the Offering

The Company may not raise sufficient funds to achieve its business objectives. As identified in the Series Offering Table, for certain Series of the Company, there is no minimum amount required to be raised before the Company can accept your subscription for the Series Interests, and it can access the funds immediately. The Company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the Property. Once the Company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the Property and the development and implementation of the Company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the Company’s ability to implement and complete its planned use of proceeds.

Management may have interests that diverge from the interests of holders of Series Interests. We are subject to conflicts of interest arising out of our relationship with management. Management including officers, directors, employees, or personnel, may engage in any business (including acquiring, renovating, leasing, and operating residential properties as rental properties for its own account or for other investment vehicles and investors) and may render services of any kind to any person. When rendering services to others, management, and its affiliates, officers, directors, employees, or personnel could make substantial profits as a result of opportunities or management resources allocated to entities or businesses other than us and they may have greater financial incentives tied to the success of such entities or businesses than to us. Such potential conflicts of interest may incentivize our management, officers, employees, or personnel to divert business opportunities to other entities and businesses.

Conflicts of interest will exist to the extent we compete with management for other opportunities. For example, nothing is preventing a director from strategically purchasing a home for themselves that the Company has internally determined to be a home likely to grow significantly in value over the next 5-7 years. If our interests and those of management, are not aligned, the execution of our business and our results of operations could be adversely affected.

The Company’s management has full discretion as to the use of proceeds from the offering. The Company presently anticipates that the net proceeds from the offering will be used by us to purchase the Property and as general working capital. The Company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

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The Company does not have a public trading market for its Series Interests. While it intends to seek a quotation on PPEX, there can be no guarantee that a secondary market may develop, or if it does, as to the volume or pricing with respect to any secondary trading that might develop. There is currently no public market for the Company’s Series Interests and we have no plans to list the Company’s Series Interests on a national securities exchange. We plan to seek a quotation for the Company’s Series Interests on PPEX. Even assuming our application for quotation is accepted, there can be no assurance that a secondary market will develop, or if it does, as to the volume or level of any trading that will develop. PPEX does not employ market makers to provide liquidity, unlike national securities exchanges. Until the company’s Series Interests are listed, if ever, you may not sell the company’s Series Interests. In addition, our Operating Agreement prohibits the ownership by a holder of more than 9.8% of the outstanding Series Interests in a Series LLC in value or number of our Series Interests, or such other percentage set forth in the applicable Series Designation or as determined by the Managing Member in its sole discretion and as may be waived by the Managing Member in its sole discretion, which may inhibit large investors from purchasing your Series Interests. This restriction will be enforced by the company in accordance with its Operating Agreement, pursuant to which the Company has the right to void transfers of its Series Interests that would result in ownership of more than 9.8% in value or number of Series Interests of a Series LLC. Therefore, it may be difficult for you to sell the company’s Series Interests at the time you wish to do so, if you are able to sell them at all. If you are able to sell your Series Interests, you may have to sell them at a substantial discount to their public offering price. It is also likely that the Company’s Series Interests would not be accepted by any lender as the primary collateral for a loan. Because of the illiquid nature of our Series Interests, you should purchase the company’s Series Interests only as a long-term investment and be prepared to hold them for an indefinite period of time.

An investment in our Series Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Series Interests. Since there is no public trading market for our Series Interests, you may never be able to liquidate your investment or otherwise dispose of your Series Interests. Potential investors should note that the Operating Agreement does not compel the Managing Member to sell all the properties, and thus, there is a risk that an investor may remain in the company indefinitely. Therefore, you should expect to keep your investment in Series Interests indefinitely.

The purchase price for the Series Interests has been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the purchase and holding costs of the Property, the company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Managing Member and general economic conditions. In addition, the price you pay for the Company’s Series Interests in this offering may be more or less than holders of Series Interests who acquire their Series Interests in the future, such as via PPEX. There is no guarantee that the value of the Series Interests you purchase in this offering will increase in the future, should you seek to sell your Series Interests.

You may not be able to keep records of your investment for tax purposes. As with all investments in securities, if you sell the Series Interests, you will probably need to pay tax on the long- or short-term capital gains that you realize if you make a profit and record any loss to apply it to other taxable income. If you do not have a regular brokerage account, or your regular broker will not hold the Series Interests for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain on any sales of the Series Interests you sell. If you fail to keep accurate records or accurately calculate any gain on any sales of the Series Interests, you may be subject to tax audits and penalties.

You will not be able to hold the Series Interests in your regular brokerage account. Description of where ownership of the securities will be recorded in book-entry form on a stock transfer agent’s books. These records show you as the direct owner of the Series Interests. In the case of publicly-traded companies, it is common for a broker to hold the securities on your behalf, in “street name” (meaning the broker is shown as the holder on the issuer’s records and then you show up on the broker’s records as the person the broker is holding for). Many brokers will not hold Regulation A securities for their customers, meaning that you may not be able to take advantage of the convenience of having all your holdings reflected in one place.

Any additional Series Interests you receive as a result of the Rewards Program and/or Bonus Program could have adverse tax consequences to you.

There is some uncertainty about the appropriate treatment of these Series Interests for income purposes. You may be subject to tax on the value of your rewards. If you receive Series Interests under the Reward Program and/or Bonus Program, upon receipt you will generally realize taxable income equal to the fair market value of the Series Interests. Your participation in the Reward Program and/or Bonus Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

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Risks Related to Forum Selection and Jury Waiver

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement included as Exhibit 4 to the PQA of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify and hold harmless the Company, its Managing Member and their respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by an investor to comply with any covenant or agreement made by investor herein or in any other document furnished by investor to any of the foregoing in connection with this transaction. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by under Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his, her or its legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests, that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The Company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company. The Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware. Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the Subscription Agreement, other than matters arising under the federal securities laws, be brought in a state of federal court of competent jurisdiction located within the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

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DILUTION

Dilution means a reduction in value, control or earnings of the Series Interests the investor owns.

As of the date of this PQA, the Managing Member owns 100% of the company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests of a Series of the Company, the economic rights of each Series Interest will be based on the corresponding Series Asset of that Series. As such, investors will not experience dilution except as a result of the sale of additional Series Interests of the Series to which they have subscribed. Accordingly, investors who are ineligible to receive any Promotional Interests will experience slightly greater dilution per dollar invested than eligible investors who do receive Promotional Interests.

PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Series Interests of each of the open Series of our Company in the “Series Offering Table” herein. The offering price for each Series was determined by our Managing Member.

The Company plans to market the securities directly on a “best efforts” basis. The Company intends to use its website and an offering landing page to offer the Series Interests to eligible investors. The officers, directors, employees, and advisors of the Company or its Managing Member may participate in the offering. When applicable, the Company intends to prepare written materials and respond to investors after the investors initiate contact with the Company, however no officers, directors, employees or advisors to the company or its Managing Member will orally solicit investors.

The Offering Circular will be furnished to prospective investors in this offering on the Realbricks website www.realbricks.com. Prospective investors may subscribe for the Series Interests in this offering only through the website. In order to subscribe and purchase Series Interests, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement and provide funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to Section 1 of the Subscription Agreement, the subscriptions are irrevocable by the investor, unless otherwise agreed to in writing to by the Company and such investor.

The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. We expect the initial closing will take place within 30 days of qualification. After the initial closing of this offering, the Company will accept a subscription (i.e., hold a closing) within 30 calendar days after due diligence is successfully completed. We expect to hold subsequent closings on at least a monthly basis. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, Dalmore will contact the subscriber for that information. The Company has the right to reject any investor’s subscription in whole or in part if the investor is unable to complete the due diligence process within 30 days or if, pursuant to Section 3.01(b) of the Company’s Operating Agreement, the Managing Member withholds its consent to the investor’s admission as a member, including when it determines in its reasonable discretion that such admission could:

●	Result in the investor directly or indirectly owning in excess of 9.8% of the aggregate outstanding Series Interests;

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●	Result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the company is otherwise an Exchange Act reporting company;

●	Cause Neptune REM to be required to register as an investment company under the Investment Company Act of 1940;

●	Cause all or any portion of the assets of the Neptune REM or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

●	Cause the Managing Member or any of its affiliates being required to register under the Investment Advisers Act of 1940; or

●	Adversely affect the company or such Series, or subject the Company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject.

After each closing, funds tendered by investors will be available to the Company for its use. At the initial closing, Terra Mint, our Managing Member, must purchase a minimum of 1% and may purchase a maximum of 9.8% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designations for the relevant Series, for the same price as all other investors.

We will conduct separate closings with respect to each offering of Series Interests. The termination of an offering for a Series will occur on the earliest of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted or (ii) a date determined by our Managing Member in its sole discretion. The company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, or (iii) any date on which our Managing Member elects to terminate this offering in its sole discretion.

After each closing, funds tendered by investors will be available to the Company and the Company will issue the Series Interests to investors. An investor will become a member of the Company, including for tax purposes, and the Series Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a member. Not all investors will receive their Series Interests on the same date.

The Company has also engaged Dalmore Group, LLC a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti-Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer;

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●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company. The Company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. The Company has further agreed that it will pay Dalmore a fee of $1,000 each time the company files a PQA. Assuming the offering is fully subscribed, the Company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000, consulting fee of $20,000 and up to 15 PQA filings, would be $40,000 plus 1% of the aggregate of offering amounts of all Series shown on the cover page of this Offering Circular.

Process of Subscribing

After the offering statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Series Interests. The Company may close on investments on a “rolling” basis (so not all investors will receive their Series Interests on the same date). We expect the initial closing will take place within 30 days after qualification.

The subscription process for each Series offering is a separate process. Any potential investor wishing to acquire any Series Interests must:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.	Review the Subscription Agreement, which was pre-populated following your completion of certain questions on the Realbricks platform and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

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3.	Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series Interests you have applied to subscribe for (as set out in your subscription agreement) into a non-interest-bearing escrow account with the Escrow Facilitator. The Escrow Facilitator will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the Managing Member and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.	The Managing Member and Dalmore will review the subscription documentation completed and signed by you upon completion and signature. You may be asked to provide additional information, and such additional information will be reviewed and considered by the Managing Member and Dalmore upon receipt. The Managing Member or Dalmore will contact you directly if required. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded a fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the Managing Member within 3 business days. We reserve the right to reject any subscriptions, in whole, for any or no reason within such 30-day period.

5.	Once the review is complete, the Managing Member will promptly inform you whether or not your subscription for the Series Interests is approved or denied, and if approved, the number or Series Interests you are entitled to subscribe for. The Managing Member will only accept or reject a subscription in part if required to do so to comply with regulatory requirements. Otherwise, the Managing Member will accept or reject an investment in its entirety. If your subscription is rejected, in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Managing Member accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription in a particular series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Facilitator in escrow on your behalf will be transferred to the account of the applicable series as consideration for such Series Interests.

Escrow Facilitator

The Company has entered into an Escrow Agreement with North Capital Private Securities Corporation (the “Escrow Facilitator”). Investor funds will be held by the Escrow Facilitator pending closing or termination of the offering. All subscribers will be instructed by the Company or its agents to transfer funds by check, wire transfer or ACH transfer directly to the escrow account established for this offering. The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in receiving Series Interests; escrowed funds may be returned.

The Escrow Facilitator is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Facilitator’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this offering. All inquiries regarding this offering or escrow should be made directly to the Company.

Realbricks Friends and Family Reward Program

The Realbricks Friends and Family Reward Program (the “Rewards Program”) provides investors (“Referrers”) who meet eligibility requirements set forth herein the opportunity to receive Series Interests (“Reward Interests”) for referring a friend or family member (an “Eligible Recipient”) who opens an account on the Realbricks Platform and invests in this offering.

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Eligibility

To be eligible to participate in the program as a Referrer, the Referrer will be required to:

1.	Have an active Realbricks account that has been verified and has purchased at least $100 in Series Interests on the platform through that account;

2.	Share their unique tracking link with an Eligible Recipient that is listed in Realbricks’ direct communication to the Referrer, and

3.	The corresponding Eligible Recipient must select the notifier link and make a qualifying purchase in excess of $100 on the Realbricks platform.

Rewards

When an Eligible Recipient make a qualifying investment, the Referrer will receive Reward Interests comprised of the same Series Interests purchased by the Eligible Recipient, in an amount equal to 10% of the Eligible Recipient’s initial investment. The Eligible Recipient must invest a minimum of $100 in order for a Referrer to receive Reward Interests in connection with the Rewards Program.

The Referrer will only receive Reward Interests in the Series Interest(s) purchased by the Eligible Recipient and the Referrer may only receive Reward Interests for an investment by an Eligible Recipient based on the Eligible Recipient’s initial investment.

For example, if the Eligible Recipient purchases Series Interests in the The Blanton Series LLC, the Referrer will only receive Reward Interests in The Blanton Series LLC. Moreover, if the Eligible Recipient purchases in The Blanton Series, LLC, The Cedar Ridge Series LLC, and The Dalmore Series LLC, the Referrer's Reward Interests will be proportionally distributed among such Series Interests based on the amount invested in each series, assuming the amount invested in each Series LLC is above the minimum requirement of $100.

Reward Interests Available Under The Rewards Program

The Rewards Program will include Reward Interests equal to 10% of the total number of Series Interests being offered by each Series LLC available. Rewards Interests are Series Interests, and hold a value of $10.00. Series Interest in each Series LLC will be set aside to account for the Reward Interests.

Our Operating Agreement prohibits the ownership by a holder of more than 9.8% of the outstanding Interests in a Series in value or number of our Series Interests, or such other percentage set forth in the applicable Series Designation or as determined by the Managing Member in its sole discretion.

Applicable Restrictions

The following types of accounts are excluded from eligibility to receive Reward Interests: government accounts, employee accounts and dealer accounts.

The Rewards Program will initially be available only to U.S. residents (including residents of Puerto Rico), and when implemented, participants must be the age of majority for the state in which you reside. We may later allow foreign residents to join the Rewards Program, which may depend upon your country of residence and other factors as we determine in our discretion.

Rewards will not be transferable. Referrers may only open one account per Eligible Recipient.

Electronic Book-Entry of Realbricks Rewards

Rewards underlying the Rewards Program will be maintained in your name in book-entry form. Physical certificates are not available.

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Reward Program Expiration

The termination of the Reward Program will occur on the earlier of (i) the date that all reserved Reward Interests have been issued, and (ii) June 30, 2025. We reserve the right to terminate this offering for any reason at any time. Reward Interests will be processed in chronological order, and once the Reward Program is terminated, subsequent purchases will be null and void. Upon the termination of the Reward Program, the Company intends to notify Realbricks members through its website, https://www.realbricks.com/.

The Realbricks Bonus Program

The Realbricks Bonus Program provides new investors who meet the following eligibility requirements an additional $50 in Series Interests of the respective Series underlying their initial investment. The Bonus is then credited to each investor’s Realbricks account. The Company has reserved $120,000 or 12,000 Series Interests for Promotional Interests issued under the Bonus Program and Reward Program. The Bonus Program will remain open until the earlier of (i) the date that all reserved Promotional Interests have been issued, and (ii) December 31, 2025. The Company reserves the right not to issue any Bonuses under the Bonus Program.

Eligibility

To be eligible for the Bonus Program, new investors will be required to:

1.	Have an active Realbricks account that has been verified;

2.	Make an initial purchase of at least $100 in Series Interests on the Realbricks platform through their Realbricks account; and

3.	Enter their unique promotional code on the Realbricks platform.

Rewards

When a new investor makes their initial investment, they will receive a Bonus comprised of $50 in Series Interests of the respective Series underlying their initial investment. A new investor must invest a minimum of $100 in order to eligible to receive the Bonus.

New investors will only receive Bonuses in the Series Interests underlying their initial investment. For example, an initial investment in The Blanton Series LLC, would make the investor eligible to receive an additional $50 in Series Interests of Blanton Series LLC. Moreover, if the new investor purchases Series Interests in more than one Series LLC, the Bonus will be credited to the first Series LLC invested in. Bonuses will not be proportionally allocated across Series Interests.

Reward Interests Available Under The Rewards Program

The Bonus Program will include Bonuses equal to $50 dollars in Series Interests being offered by each Series LLC available. Series Interests in each Series LLC will be set aside to account for Bonuses.

Our Operating Agreement prohibits the ownership by a holder of more than 9.8% of the outstanding Interests in a Series in value or number of our Series Interests, or such other percentage set forth in the applicable Series Designation or as determined by the Managing Member in its sole discretion.

Applicable Restrictions

The following types of accounts are excluded from eligibility to receive a Bonus: government accounts, employee accounts and dealer accounts.

The Bonus Program will initially be available only to U.S. residents (including residents of Puerto Rico), and when implemented, participants must be the age of majority for the state in which you reside. We may later allow foreign residents to join the Bonus Program, which may depend upon your country of residence and other factors as we determine in our discretion.

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Bonuses will not be transferable and limited to one Bonus per investor.

Electronic Book-Entry of Realbricks Bonuses

Bonuses underlying the Bonus Program will be maintained in your name in book-entry form. Physical certificates are not available.

Bonus Program Expiration

The termination of the Bonus Program will occur on the earlier of (i) the date that all reserved Promotional Interests have been issued, and (ii) December 31, 2025. We reserve the right to terminate this offering for any reason at any time. Bonuses will be processed in chronological order, and once the Bonus Program is terminated, subsequent purchases will be null and void. Upon the termination of the Bonus Program, the Company intends to notify Realbricks members through its website, https://www.realbricks.com/.

Selling Security Holders

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the Company.

Trading on PPEX

The Company does not have a public trading market for its shares. We intend to seek a quotation on PPEX, the ATS operated by North Capital. In order to do so, we will enter into a listing agreement with North Capital, and a secondary market trading agreement with Dalmore. Assuming that our application is successful, sellers will be able to have Series Interests that they wish to sell quoted on PPEX. Dalmore, as the secondary market trading broker, will be entitled to a commission on sales made on PPEX. There can be no assurance as to the volume of pricing of any trading on PPEX. While we intend to seek a quotation on PPEX, there can be no guarantee as to the volume or pricing with respect to any secondary trading that might develop, liquidity may be limited in comparison to the liquidity of other issuers. Any sales on PPEX will be subject to the conditions of and restrictions on transfer set out above in “Risks Related to the Offering – The Company does not have a public trading market for its Series Interests. While it intends to seek a quotation on PPEX, there can be no guarantee that a secondary market may develop, or if it does, as to the volume or pricing with respect to any secondary trading that might develop.”

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Subscription Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, excluding any claims under federal securities laws. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the Company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to various forums so they may continue to focus on operations of the Company. Please see – “Risk Factors – The Company’s Operating and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company.”

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Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Please see – “Risk Factors – Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.”

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USE OF PROCEEDS

Overview

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amount that we will devote to each of the following items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and reserves the right to change the use of proceeds as necessary. Please see – “Risk Factors – The Company’s management has full discretion as to the use of proceeds from the offering.” The Company does not intend to use any of the proceeds to compensate our directors or officers.

In the event we do not sell all of the Series Interests being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated below. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Blanton Series

We estimate that the gross proceeds of the offering of the Blanton Series Interests will be approximately $400,300, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Blanton Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$4,003	1.0%
Net Purchase Price of Property (1)	$360,000	90.0%
Offering Expenses (2)	$2,676	0.6%
Operating Reserve	$8,006	2.0%
Acquisition Expense (3)	$4,015	1.0%
Sourcing Fee	$21,600	5.4%
Total Proceeds	$400,300	100%

(1)	On January 12, 2024, The Blanton Series entered into a purchase Agreement (the “Blanton Purchase Agreement”) with the Managing Member to acquire the Blanton Property and all furnishings from Terra Mint Group Corp., for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $400,300 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

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The Cedar Ridge Series

We estimate that the gross proceeds of the offering of the Cedar Ridge Series Interests will be approximately $379,435, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Cedar Ridge Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,948	1.0%
Net Purchase Price of Property (1)	$360,000	91.1%
Offering Expenses (2)	$2,269	0.6%
Operating Reserve	$7,795	2.0%
Acquisition Expense (3)	$2,750	0.7%
Sourcing Fee	$18,068	4.6%
Total Proceeds	$394,830	100%

(1)	On March 20, 2023, the Cedar Ridge Series entered into a purchase agreement (the “Cedar Ridge Purchase Agreement”) with the Managing Member to acquire the Cedar Ridge Property and all furnishings for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $379,435 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Dalmore Series

We estimate that the gross proceeds of the offering of the Dalmore Series Interests will be approximately $379,435, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Dalmore Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,948	1.00%
Net Purchase Price of Property (1)	$360,000	91.1%
Offering Expenses (2)	$2,269	0.6%
Operating Reserve	$7,795	2.00%
Acquisition Expense (3)	$2,750	0.7%
Sourcing Fee	$18,068	4.6%
Total Proceeds	$394,830	100%

(1)	On March 20, 2023, the Dalmore Series entered into a purchase agreement (the “Dalmore Purchase Agreement”) with the Managing Member to acquire the Dalmore Property and all furnishings for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $379,435 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

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The Stag Series

We estimate that the gross proceeds of the offering of the Stag Series Interests will be approximately $400,300, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Stag Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$4,003	1.00%
Net Purchase Price of Property (1)	$360,000	90.00%
Offering Expenses (2)	$2,676	0.6%
Operating Reserve	$8,006	2.00%
Acquisition Expense (3)	$4,015	1.0%
Sourcing Fee	$21,600	5.4%
Total Proceeds	$400,300	100%

(1)	On January 12, 2024, The Stag Series entered into a purchase agreement (the “Stag Purchase Agreement”) to acquire the Stag Property and all furnishings for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $400,300 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Woody Creek Series

We estimate that the gross proceeds of the offering of the Woody Creek Series Interests will be approximately $337,851, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Woody Creek Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,517	1.0%
Net Purchase Price of Property (1)	$319,998	91.0%
Offering Expenses (2)	$2,341	0.6%
Operating Reserve	$7,034	2.0%
Acquisition Expense (3)	$2,750	0.8%
Sourcing Fee	$16,010	4.6%
Total Proceeds	$351,650	100%

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(1)	On March 20, 2023, The Woody Creek Series entered into a purchase agreement (the “Woody Creek Purchase Agreement”) to acquire the Woody Creek Property and all furnishings for a net purchase price of approximately $319,998. The $319,998 Net Purchase Price equals asset price totaling $319,998 net of the $337,851 outstanding loan balance that is assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

THE COMPANY’S BUSINESS

Overview

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which enables investors to own fractional ownership of a specific long- and short-term, residential housing rental property, but also, under certain circumstances, will consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. On November 7, 2024, the Company sold the Templeton Property and liquidated the Templeton Series’ assets. As of the date of this PQA, no other Series of Neptune REM have been liquidated, and no prior program has been sponsored by Neptune REM resulting in any prior liquidation.

The Company has established separate Series for the holding of long- and short-term residential rental properties. The debts, liabilities, and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company are enforceable against the assets of the applicable Series only, and not against the assets of the Company. Neptune REM manages all Series Assets of each individual Series including the sale of property, renting of the long- or short-term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. As discussed in further in the Operating Agreement of Neptune REM, Terra Mint is also the “Managing Member” of Neptune REM. Terra Mint was incorporated in the State of Wyoming on April 23, 2021, Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential rental estate investment opportunities and invest in individual rental properties.

Our Managing Member, Terra Mint, is the sole owner and operator of the Realbricks Technologies Platform (“Realbricks”), an online real estate investment marketplace, which may be found on the website www.realbricks.com. Currently, we are a wholly-owned subsidiary of Terra Mint.

Since its formation on November 7, 2022, our Company has been engaged primarily in acquiring properties for its Series and developing the financial offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Business Process

We primarily generate revenue from renting to tenants long- and short-term residential housing. Under certain circumstances, we will consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

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Generally, the Company and Terra Mint arrange for the purchase of a specific long- and short-term residential housing rental property either directly by the Series or by one of its parent companies, as described below:

If one of its parent or affiliated companies purchased the property directly, then, after the relevant Series has obtained sufficient financing, which may include a loan or promissory note in favor of our Managing Member, it sells the property to that Series for: (i) an amount equal to the original purchase price (including closing costs) plus holding costs and renovation costs incurred by such parent or affiliated company prior to the sale to the Series; and (ii) a sourcing fee in an amount of 7% of the original purchase price of the property as determined by the Managing Member in its sole discretion.

In cases where Terra Mint identifies and intends to have the Series purchase that property directly from a third-party seller, it uses the proceeds from the offering for that Series to purchase the property and may finance a portion of the purchase price with mortgage or other third-party financing. The Company generally sets a minimum offering amount for each Series such that the net proceeds are sufficient to finance the net purchase of the Series Assets (less third-party financing), plus closing and any loan costs and expected repairs, renovations or furnishings. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Terra Mint or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Realbricks Referral Program

The Realbricks Referral Program provides Referrers who meet certain eligibility requirements the opportunity to receive Reward Interests for referring an Eligible Recipient who opens an account on the Realbricks Platform and makes a first investment in our Regulation A Offering. Should an Eligible Recipient make a qualifying investment, both the Referrer and Eligible Recipient will each receive $50 in Rewards Interest, upon the initial investment by the Eligible Recipient, regardless of the size of the investment, assuming a minimum allowed investment of $100 in Reward Interests.

The Realbricks Bonus Program

On April 10, 2025, the Company implemented its Realbricks Bonus Program. The Bonus Program provides new investors who meet the eligibility requirements set forth herein the chance to receive an additional $50 in Series Interests of the respective Series underlying their initial investment. To be eligible, new investors must: (i) have an active Realbricks account that has been verified; (ii) make an initial purchase of at least $100 in Series Interests on Realbricks through their Realbricks account; and (iii) enter their unique promotional code on the Realbricks platform. The Bonus is then credited to each investor’s Realbricks account.

Property Overview

Neptune - The Blanton Series

On January 12, 2024, Neptune established the Blanton Series LLC whose assets include a single-family home located at 7923 N. 93rd St., Omaha, NE 68122 (the “Blanton Property”) that was sold to the Blanton Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Blanton Property is an affiliated party. The Blanton Property was not used as a rental property prior to its acquisition by the Blanton Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

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On January 12, 2024, the Blanton Series entered into a promissory note (the “Blanton Promissory Note”) for a principal amount of $400,300. The Blanton Promissory Note has a term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025 (“Blanton Maturity Date”). The Blanton Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.89%. The Blanton Promissory Note, plus accrued interest, is repayable in full within 14 days of the Blanton Maturity Date. If we are not able to raise sufficient funds through our Blanton Series’ Offering to repay the Blanton Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Blanton Series Interests on the same terms as those offered to investors in that Series.

The Blanton Series

Address of Property	7923 N 93rd St, Omaha, NE 68122

Type of Property	Single-home residential

Square foot	2,360

Acreage	Approximately 4,791 sq. ft or 0 acres.

Number of Units	1

Configuration	5 bedrooms, 4 baths

Historical Occupancy for 2023 (no lease history)	None

Capital improvements expected to be made	$2,000.00

Total expected to be spent on capital improvements	$2,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Debt on the property	$400,300

Monthly interest expense on debt	Approximately, $1,631

Property listing	The Blanton Property is managed as a single-family rental and is listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Blanton holders is required in the event the Company decides to sell the Blanton Property. The determination of when the Blanton Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of our members to sell the Blanton Property.

Neptune - The Cedar Ridge Series

On March 20, 2023, Neptune established the Cedar Ridge Series LLC whose assets include a single-family home located at 7927 N. 93rd St., Omaha, NE 68122 (the “Cedar Ridge Property”) that was sold to the Cedar Ridge Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Cedar Ridge Property is an affiliated party. The Cedar Ridge Property was not used as a rental property prior to its acquisition by the Cedar Ridge Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

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On March 20, 2023, the Cedar Ridge Series entered into a promissory note (the “Cedar Ridge Promissory Note”) for a principal amount of $379,435. The Cedar Ridge Promissory Note has a term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025 (“Cedar Ridge Maturity Date”). The Cedar Ridge Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Cedar Ridge Promissory Note, plus accrued interest, is repayable in full within 14 days of the Cedar Ridge Maturity Date. If we are not able to raise sufficient funds through our Cedar Ridge Series’ Offering to repay the Cedar Ridge Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Cedar Ridge Series Interests on the same terms as those offered to investors in that Series.

The Cedar Ridge Series

Address of Property	7927 N. 93rd St., Omaha, NE 68122

Type of Property	Single-home residential

Square foot	1969

Acreage	Approximately 6534 sq. ft or 0 acres.

Number of Units	1

Configuration	3 bedrooms, 3 baths

Historical Occupancy for 2023 (no lease history)	None

Capital improvements expected to be made	$5,000.00

Total expected to be spent on capital improvements	$5,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Debt on the property	$379,435

Monthly interest expense on debt	Approximately, $1,394

Property listing	The Cedar Ridge Property is managed as a single-family rental and is listed on national and local rental sites.

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Sale of Property	No approval from the Neptune Series Cedar Ridge holders is required in the event the Company decides to sell the Cedar Ridge Property. The determination of when the Cedar Ridge Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of our members to sell the Cedar Ridge Property.

Neptune - The Dalmore Series

On March 20, 2023, Neptune established the Dalmore Series LLC whose assets include a single-family home located at 7931 North 93rd Street, Omaha, Nebraska 68122 (the “Dalmore Property”) that was sold to the Dalmore Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Dalmore Property is an affiliated party. The Dalmore Property was not used as a rental property prior to its acquisition by the Dalmore Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Dalmore Series entered into a promissory note (the “Dalmore Promissory Note”) for a principal amount of $379,435. The Dalmore Promissory Note has a term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025 (“Dalmore Maturity Date”). The Dalmore Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Dalmore Promissory Note, plus accrued interest, is repayable in full within 14 days of the Dalmore Maturity Date. If we are not able to raise sufficient funds through our Dalmore Series’ Offering to repay the Dalmore Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Dalmore Series Interests on the same terms as those offered to investors in that Series.

The Dalmore Series

Address of Property	7931 North 93rd Street, Omaha, Nebraska 68122

Type of Property	Single-home residential

Square foot	1920

Acreage	Approximately 6058 sq. ft or 0 acres

Number of Units	1

Configuration	4 bedrooms, 3 baths

Historical Occupancy for 2023 (no lease history)	None

Capital improvements expected to be made	$2,000.00

Total expected to be spent on capital improvements	$2,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

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Debt on the property	$379,435

Monthly interest expense on debt	Approximately, $1,394

Property listing	The Dalmore Property is managed as a single-family rental and is listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Dalmore holders is required in the event the Company decides to sell the Dalmore Property. The determination of when the Dalmore Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of our members to sell the Dalmore Property.

Neptune - The Stag Series

On January 12, 2024, Neptune established the Stag Series LLC whose assets include a single-family home located at 7919 N 93rd St, Omaha, NE 68122 (the “Stag Property”) that was sold to the Stag Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Stag Property is an affiliated party. The Stag Property was not used as a rental property prior to its acquisition by the Stag Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On January 12, 2024, the Stag Series entered into a promissory note (the “Stag Promissory Note”) for a principal amount of $400,300. The Stag Promissory Note has a term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025 (“Stag Maturity Date”). The Stag Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.89%. The Stag Promissory Note, plus accrued interest, is repayable in full within 14 days of the Stag Maturity Date. If we are not able to raise sufficient funds through our Stag Series’ Offering to repay the Stag Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Stag Series Interests on the same terms as those offered to investors in that Series.

The Stag Series

Address of Property	7919 N 93rd St, Omaha, NE 68122

Type of Property	Single-home residential

Square foot	2,360

Acreage	Approximately 6,098 sq. ft or 0 acres.

Number of Units	1

Configuration	5 bedrooms, 4 baths

Historical Occupancy for 2023 (no lease history)	None

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Capital improvements expected to be made	$2,000.00

Total expected to be spent on capital improvements	$2,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Debt on the property	$400,300

Monthly interest expense on debt	Approximately, $1,631

Property listing	The Stag Property is managed as a single-family rental and is listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Stag holders is required in the event the company decides to sell the Stag Property. The determination of when the Stag Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of our members to sell the Stag Property.

Neptune - The Woody Creek Series

On March 20, 2023, Neptune established the Woody Creek Series LLC whose assets include a single-family home located at 16316 Saratoga St. Omaha, NE 68116 (the “Woody Creek Property”) that was sold to the Woody Creek Series by Terra Mint, our Managing Member and the parent company Neptune REM. The seller of the Woody Creek Property is an affiliated party. The Woody Creek Property was not used as a rental property prior to its acquisition by the Woody Creek Series. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Woody Creek Series entered into a promissory note (the “Woody Creek Promissory Note”) for a principal amount of $337,851. The Woody Creek Promissory Note has a term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025 (“Woody Creek Maturity Date”). The Woody Creek Promissory Note bears interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Woody Creek Promissory Note, plus accrued interest, is repayable in full within 14 days of the Woody Creek Maturity Date. If we are not able to raise sufficient funds through our Woody Creek Series’ Offering to repay the Woody Creek Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Woody Creek Series Interests on the same terms as those offered to investors in that Series.

The Woody Creek Series

Address of Property	16316 Saratoga St. Omaha, NE 68116

Type of Property	Single Family

Square foot	1920

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Acreage	Approximately 6058 sq. ft or 0 acres.

Number of Units	1

Configuration	4 bedrooms, 3 baths

Historical Occupancy for 2023 (no lease history)	None

Capital improvements expected to be made	$2,000.00

Total expected to be spent on capital improvements	$2,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Debt on the property	$337,851

Monthly interest expense on debt	Approximately, $1,241

Property listing	The Woody Creek Property is managed as a single-family rental and is listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Woody Creek holders is required in the event the Company decides to sell the Woody Creek Property. The determination of when the Woody Creek Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Woody Creek Property.

Sale of the Templeton Property

On November 7, 2024, the Company sold the Templeton Property and liquidated the Templeton Series’ assets. For more information see – “Interests of Management and Others in Certain Transactions – Existing Transactions – Templeton Series Transactions.”

Property Management Agreements with Terra Mint Group Corp.

Terra Mint serves as the Property Manager (the “Manager”) responsible for managing each Series’ Series Asset as described in the relevant Property Management Agreement (the “Terra Property Management Agreement”) for the Series. However, the Company may enter into agreements with third parties to manage a Series’ Series Assets (each such property manager, the “Property Manager”). The terms of each Property Management Agreement are as set forth below.

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Authority: The Property Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the applicable Series Asset for each Series and may take any action that it deems necessary or desirable in connection with each Series Asset, subject to the limits set forth in the Agreement (generally acquisition of any asset or service for an amount equal to or greater than 1% of the value of the relevant Series Assets individually, or 3% of such value in the aggregate requires approval of the Managing Member).

Delegation: The Property Manager may delegate all or any of its duties. The Property Manager shall not have the authority to sell, transfer, encumber or convey any Series Asset.

Performance of Underlying Assets: The Property Manager gives no warranty as to the performance or profitability of the Series Assets or as to the performance of any third party engaged by the Property Manager hereunder.

Assignment: No Property Management Agreement may be assigned by either party without the consent of the other party.

Expenses: Each Series will pay, monthly, a property management fee to the Property Manager, equal to 8% of the Gross Receipts received by the Series during the immediately preceding month. The Property Manager will also charge (i) 0.75% quarterly assets under management fee for each property (as described further below) and (ii) up to 5.5% of the total capital improvement costs for renovations of a property. Upon the final sale of a property, the Property Manager will collect a disposition fee of 6-8%.

Each Series will bear all expenses of the applicable Series Asset and shall reimburse the Property Manager for any such expenses paid by the Property Manager on behalf of the applicable Series together with a reasonable rate of interest.

Duration and Termination: Each Property Management Agreement shall expire one year after the date on which the applicable Series Asset has been liquidated and the obligations connected to such Series Assets (including, without limitation, contingent obligations) have terminated, or earlier if the Manager is removed as the Managing Member of the applicable Series.

Property Management Agreements between Terra Mint Group Corp. and the Series

As stated above and in the Terra Property Management Agreement, Terra Mint may delegate all or any of its duties per each Series. Upon the sale of each property by Terra Mint to each individual series established by Neptune at the time each property was bought, Terra Mint entered into a Property Management Agreement with each individual series (the “Series Property Management Agreement”). Through the Series Property Management Agreement, Terra Mint has delegated their duties to each individual series.

Each individual Series as a result of the delegation has relieved Terra Mint of its duties and will receive the following fees as a result: (i) 8% of the Gross Receipts received by the Series during the immediately preceding month; (ii) a 0.75% quarterly assets under management fee for each property (as described further below); (iii) up to 5.5% of the total capital improvement costs for renovations of a property; and (iv) a 6-8% disposition fee upon the final sale of a property.

Per the Terra Property Management Agreement, Terra will retain its 7% sourcing fee regardless of the delegation.

Competition

Multiple competitors exist in the fractionalized real estate investment platform market. Currently the market is nascent and is not fully matured at this time despite the somewhat lower barriers to entry. Realbricks considers the following factors that distinguish the Realbricks platform from other competitors which includes:

●	A focus on acquiring a portfolio of long-term residential rentals in key stable markets;

●	Development of a secondary market to buy and sell individual interests between customers;

●	The ability for customers to choose between several residential rental properties that fit their budget and needs; and

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●	Lower barriers to entry to allow non-accredited investors to invest in real estate ownership with low investment minimums.

Competitors to Realbricks include other real estate investment platforms and real estate investment trusts (REITs). Some real estate investment platforms offering similar services to Realbricks focusing on residential real estate including RealT and Arrived Homes. There are other investment platforms that focus on commercial and multi-family property investments including Roofstock, Inc. and Fundrise LLC. The Company is continuing to improve the platform and its offerings, and we believe our road map for long-term growth will provide a competitive advantage over others in the industry.

The Long- and Short-Term Rental Housing Industry

According to PwC, in its Emerging Trends in Real Estate 2025, key indicators point to the continued popularity of single-family rentals.1 The current long-term outlook for the United States residential real estate rental market is strong given the ongoing lack of sufficient rental or other housing and the relative costs of renting versus purchasing a home. The report found that the monthly cost of purchasing a single-family home exceeds rent in 20 of the largest real estate markets nationwide.

Neptune REM. LLC does not predict anticipate any major changes to the United States residential real estate market over the next three to five years that would adversely impact its long-term business plans.

1 https://www.pwc.com/us/en/industries/financial-services/images/pwc-etre-2025.pdf

Plan of Operations

1.	Launch of additional Long-Term Rentals series - Neptune REM LLC seeks to establish additional long-term rental series in varying residential real estate market such as Salt Lake City, Utah or Kansas City, Missouri.

2.	Acquire more capital and lines of credit to purchase more homes to place under management - in order for Neptune REM. LLC to grow over the next three years, it is essential to acquire additional capital and lines of credit to have the flexibility to purchase additional homes to place under management.

3.	Offer between 20-30 properties through Neptune REM, LLC - In the second half of 2025, Neptune REM. LLC intends on acquiring additional properties and offering them on the Realbricks marketplace.

Employees

Neptune REM currently has 0 full-time employees and 0 part-time employees.

Terra Mint, as the Managing Member of the Company and the Property Manager (Terra Mint has delegated its property manager duties – for more information see “Property Management Agreements between Terra Mint Group Corp. and the Series”) of each of the Cedar Ridge Series, the Dalmore Series, Woody Creek Series, the Blanton Series, and the Stag Series currently has 2 full-time and 4 part-time employees/contractors.

Intellectual Property

None.

Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Regulations applicable to our business are described below.

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Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater number of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See – “Risk Factors – Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.”

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. For more information see – “Risk Factors – The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors.”

Tenant Rights and Fair Housing Laws

Various states have enacted laws, ordinances and regulations protecting the rights of housing tenants. Such laws may require us, our affiliated Property Manager, our third-party managers or other operators of our student housing properties to comply with extensive residential landlord requirements and limitations.

Litigation

The Company is not a party to any current litigation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which enables investors to access fractional ownership of specific long- and short-term, residential housing rental property, but also, under certain circumstances, will consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

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On November 7, 2024, the Company sold the Templeton Property and liquidated its assets. As of the date of this PQA, no other Series of Neptune REM have been liquidated, and no prior program has been sponsored by Neptune REM resulting in any prior liquidation.

The Company has established separate Series for the holding of long- and short-term residential rental properties that have been acquired by the Company and intends to continue these acquisitions for the future. The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of the applicable Series only, and not against the assets of the Company. In addition, Neptune REM manages all Series Assets related to each individual Series including the sale of property, renting of the long- or short-term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. Terra Mint is also the “Managing Member” of Neptune REM. Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential rental estate investment opportunities and invest in individual rental properties.

Our Managing Member, Terra Mint, is the sole owner and operator of the Realbricks Technologies Platform, an online real estate investment marketplace, which may be found on the website: www.realbricks.com. Currently, we are a wholly-owned subsidiary of Terra Mint.

Since its formation on November 7, 2022, our Company has been engaged primarily in acquiring properties for its Series and developing the financial offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	Being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Operating Results

Revenues are generated at the series level. As of December 31, 2024, each individual Series is generating revenue. For the fiscal year ended December 31, 2024, the Cedar Ridge Series, the Dalmore Series, the Templeton Series, the Woody Creek Series, the Stag Series, and the Blanton Series generated $26,766, $28,700, $1,900, $20,000, $31,625, and $19,333 in revenue, respectively. Consolidated revenue for the year ended December 31, 2024, was $128,324 and $0 for the year ended December 31, 2023.

We have incurred $262,900 in Operating Expenses for the year ended December 31, 2024, and $155,135 for the year ended December 31, 2023. Each series will be responsible for its own Operating Expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of December 31, 2024, our Company maintained $20,553 in cash or cash equivalents and no series of interests maintained any cash or cash equivalents. Each Series owes the amounts stated in their respective Promissory Notes payable to the Managing Manager (as set out below) and upon closing of each Series offering that income will be used to repay the accounts payable obligations to the Managing Member.

Each series will repay any promissory notes or loans used to acquire its property with proceeds generated from the closing of the offering of such series. No series will have any obligation to repay a loan incurred by our Company to purchase a property for another series.

On March 20, 2023, the Company established The Cedar Ridge Series LLC (the “Cedar Ridge Series”) for the purpose of acquiring residential property located at 7927 N. 93rd St., Omaha, NE 68122, (“Cedar Ridge Property”). On March 20, 2023, the Cedar Ridge Property was transferred to the Cedar Ridge Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Company established The Dalmore Series LLC (the “Dalmore Series”) for the purpose of acquiring residential property located at 7931 North 93rd Street, Omaha, Nebraska 68122, (“Dalmore Property”). On March 20, 2023, the Dalmore Property was transferred to the Dalmore Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Company established The Templeton Series LLC (the “Templeton Series”) for the purpose of acquiring residential property located at 1502 Jones St. Unit 309 Omaha, Nebraska 68102, (“Templeton Property”). On March 20, 2023, the Templeton Property was transferred to the Templeton Series by the Managing Member, the current sole owner Neptune REM. On November 7, 2024, pursuant to the Uniform Purchase Agreement, the Templeton Property was sold to a buyer for $405,000. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Templeton Series Transactions”.

On March 20, 2023, the Company established The Woody Creek Series LLC (the “Woody Creek Series”) for the purpose of acquiring residential property located at 16316 Saratoga St, Omaha, NE 68116, (“Woody Creek Property”). On March 20, 2023, the Woody Creek Property was transferred to the Woody Creek Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On January 12, 2024, the Company established The Blanton Series LLC (the “Blanton Series”) for the purpose of acquiring residential property located at 7923 N 93rd St, Omaha, NE 68122, (“Blanton Property”). On January 12, 2024, the Blanton Property was transferred to the Blanton Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

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On January 12, 2024, the Company established The Stag Series LLC (the “Stag Series”) for the purpose of acquiring residential property located at 7919 N 93rd St, Omaha, NE 68122, (“Stag Property”). On January 12, 2024, the Stag Property was transferred to the Stag Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions - Existing Transactions - Real Estate Purchase”.

On March 20, 2023, the Cedar Ridge Series entered into the Cedar Ridge Promissory Note for a principal amount of $379,435. On March 20, 2023, the Dalmore Series entered into the Dalmore Promissory Note for a principal amount of $379,435. On March 20, 2023, the Templeton Series entered into the Templeton Promissory Note for a principal amount of $406,299. On March 20, 2023, the Woody Creek Series entered into the Woody Creek Promissory Note for a principal amount of $337,851. On January 12, 2024, the Blanton Series entered into the Blanton Promissory Note for a principal amount of $400,300. On January 12, 2024, the Stag Series entered into the Stag Promissory Note for a principal amount of $400,300 (the “Cedar Ridge Promissory Note,” the “Dalmore Promissory Note,” the “Templeton Promissory Note,” the “Woody Creek Promissory Note,” the “Blanton Promissory Note”, and the “Stag Promissory Note” are collectively referred to herein as the “Promissory Notes”).

The Promissory Notes have a term of 18 months commencing from June 27, 2024, the qualification date of our Regulation A Offering and maturing on December 31, 2025 (“Maturity Date”). The Cedar Ridge Promissory Note, Dalmore Promissory Note, Templeton Promissory Note, and Woody Creek Promissory Note each bear interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Blanton Promissory Note and Stag Promissory Note each bear interest at the minimum applicable federal rate at the date of issuance of 4.89%. The Promissory Notes, plus accrued interest, are repayable in full within 14 days of the Maturity Date. If we have not been able to raise sufficient funds through our Series’ Offering to repay the Promissory Notes and accrued interest in full, any outstanding balance due shall automatically convert into Series Interest of the related Series of such Promissory Note on the same terms as those offered to investors in that Series. Accrued interest on the Promissory Notes for the years ended December 31, 2024, and 2023 were $106,463 and $50,449, respectively. As of December 31, 2024, all Promissory Notes were outstanding in full, except for the Templeton Promissory Note which had a principal outstanding balance of $61,406.

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The Company’s accompanying financial statements do not include any adjustments that might result from these uncertainties.

Trend Information

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; tariffs; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company’s financial condition and the results of its operations.

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	Taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	Being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation for each Series, Terra Mint is the initial member of each Series. Terra Mint is also the Managing Member of Neptune. Finally, Terra Mint is identified as the Property Manager of each Series, unless otherwise specified in the Series Designation for a Series.

Terra Mint Group Corp. - Managing Member of Neptune REM, LLC

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Neptune REM is managed by its Managing Member, Terra Mint. Terra Mint is operated by the following executives and directors who, with the exceptions of Mr. Frederick, and Mr. Lewis, all work for the Company on a full-time basis.

Name	Position	Age	Term of Office	Full Time/ Part Time
Officers
Chris Gerardi	Chief Executive Officer & Chief Financial Officer	42	June 1, 2025	Full Time
Eugene M. Frederick	Chief Growth Officer	68	August 30, 2022	Part Time – 20 hours
Scott Lewis	Chief Strategy Officer	59	May 15, 2023	Part Time – 20 hours
Taylor Utt	Chief Marketing Officer	32	August 12, 2024	Part Time – 20 hours
John Arsenault	Manager and General Counsel	47	June 16, 2025	Part Time – 20 hours

Directors
Chris Gerardi	Director	42	April 26, 2021
Eugene M. Frederick	Director	68	June 1, 2025

There are no familial relationships between any of these parties.

Chris Gerardi is a founder, Chief Financial Officer, and the Chief Executive Officer of Terra Mint. Before replacing Kevin Cottrell as Chief Executive Officer on June 1, 2025, Mr. Gerardi had served as Terra Mint’s Chief Operating Officer since August 2022. From May 2017 to May 2021, he founded and was the 70% owner of Mellivora, LLC (“Mellivora”), an apparel company selling unique photographic prints on women's leggings. While at Mellivora, he was involved in operations, management, photography, vendor sourcing, licensing, e-commerce management, business and product development. Since April 2021, Mr. Gerardi has served on the board of directors of Terra Mint.

Eugene M. Frederick is the Chief Growth Officer and a member of Terra Mint’s board of directors. Mr. Federick served as Controller for Texas Instruments, in 1984 Gene left the corporate world for a career in real estate. He first sold two small companies that were bought out by Coldwell Banker and three years later he joined Re/Max. In 1989, Gene started Phoenix-based Realty Executives in Dallas, Texas where he gained extensive management experience in residential real estate. Prior to joining eXp Realty, LLC and his appointment to the eXp board of directors, he had served over the past two decades in various management capacities at Keller Williams. Gene and Susan currently reside in Austin, Texas, have 5 grown children and 4 grandchildren.

Scott Lewis has been an entrepreneur since launching his first business at the age of nineteen while attending Texas Tech University. As CEO of UniCorp Marketing, Scott lived his passion for golf while marketing for companies like GM, AT&T, and others on the PGA Tour. Scott was the founding father of Sunjoi Corporation, a manufacturing and marketing company of unique outdoor living product lines sold in national retail chains, and Scott is also the co-founder of Whispering Eye Tequila. Finally, Scott owns one of the largest Century 21 franchises in the United States.

Taylor Utt has over 8 years of experience in creating and managing media for brand campaigns, social media platforms, live national television, direct response marketing, live events, video educations platforms, brand websites, and sales funnels. Mr. Utt earned a Bachelor of Arts degree in Broadcast Journalism from Colorado State University.

John Arsenault is Terra Mint’s General Counsel and Manager. Mr. Arsenault is a Colorado based patent and intellectual property attorney who has represented numerous software companies including assisting on several cryptocurrency projects. With ten years of experience as general counsel and an intellectual property background, Mr. Arsenault plays an integral role in protecting developed assets and counseling Terra Mint towards legal solutions.

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Departure of Kevin Cottrell

On June 1, 2025, Kevin Cottrell resigned as Chief Executive Officer of Terra Mint and as a member of Terra Mint’s board of directors. Mr. Cottrell is one of the co-founders of Terra Mint and served as its Chief Executive Officer and as a member of the board of directors.

Death of Ahmed Khaleel

On August 6, 2024, the company was informed of the death of Ahmed Khaleel. Mr. Khaleel was a founder and the Chief Technology Officer of Terra Mint. In his role as Chief Technology Officer, he was the architect of, and designed an asset-based securities and fractionalization platform focused on real estate.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our Company.

In the year ended December 31, 2024, the Company’s Managing Member, Terra Mint, paid Kevin Cottrell a total of $121,000, of which $0 was attributable to services rendered to the Company. Terra Mint paid Chris Gerardi a total of $186,963.22, of which $0 was attributable to services rendered to the Company. These total amounts reflect all compensation awarded to, earned by, or paid to Kevin Cottrell and Chris Gerardi for the year ended December 31, 2024. In connection with John Arsenault’s appointment as Manager of Terra Mint, the Company’s Managing Member intends to compensate him with a base salary of $192,000 or $16,000 per month, of which $0 will be attributable towards services rendered to the Company. No other director or executive officer of Terra Mint received compensation for services rendered to the Company.

Rather, Terra Mint will receive asset management and sourcing fees as described under “Securities Being Offered - Distributions” in our Offering Circular and will receive property management fees as discussed in “The Company’s Business - Property Management Agreement with Terra Mint Group Corp.” No asset management fees or property management fees were charged by Terra Mint for the years ended December 31, 2024 and 2023. Sourcing Fees will be paid by the Company to Terra Mint for the Cedar Ridge Series, the Templeton Series, the Dalmore Series, the Blanton Series, the Stag Series, and the Woody Creek Series. We also do not intend to compensate our directors for their service on our board.

●	Assets Under Management Fee: a 0.75% quarterly fee equal to 0.75% of the purchase price of a Series Asset, calculated as of the last day of each fiscal quarter.

●	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of rental properties in the relevant geographic area.

●	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

As of December 31, 2024, the Company has not paid any asset management fees, property management fees, or sourcing fees to Terra Mint. While no sourcing fees have yet been paid as of the date of this Annual Report, Terra Mint has earned sourcing fees for the Series Properties, which are payable to Terra Mint as follows:

1.	Cedar Ridge Series: $18,068
2.	Dalmore Series: $18,068
3.	Templeton Series: $19,000
4.	Woody Creek Series: $16,010
5.	Stag Series: $21,600
6.	Blanton Series: $21,600

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table displays the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the Company’s capital stock, (2) all executive officers and directors as a group, and (3) any other holder who beneficially owns more than 10% of any class of the Company’s capital stock.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership
Membership Interest	Terra Mint Group Corp. 30 N. Gould St., Suite R Sheridan, WY 82801	100% of Membership Interests of Neptune REM LLC

The following table sets out, as of June 20, 2025, the voting securities of Terra Mint that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities or having the right to acquire those securities.

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)
10% or Greater Securityholders
Kevin Cottrell(2) 30 N. Gould St., Suite R Sheridan, WY 82801	Common	3,218,505	N/A	15.16%
Ahmed Khaleel(3) 30 N. Gould St., Suite R Sheridan, WY 82801	Common	3,137,512	N/A	15.22%

Executive Officers and Directors
Chris Gerardi 30 N. Gould St., Suite R Sheridan, WY 82801	Common	6,019,401	N/A	29.20%
All Executive Officer and Directors	Common	12,375,418	N/A	49.50%

(1) Based on 25,000,000 shares outstanding as of June 20, 2025.

(2) Mr. Cottrell is a co-founder of Terra Mint and served as its Chief Executive Officer and as a member of the board of directors from April 2022 to June 2025.

(3) Mr. Khaleel passed away on August 6, 2024. The securities reported as beneficially owned by Mr. Khaleel are currently held by his estate pursuant to the Stock Repurchase Agreement. For more information see – “Interest of Management and Others in Certain Transactions – Stock Repurchase Agreement.”

At the closing of each offering Terra Mint Group Corp., our Managing Member, must purchase a minimum of 1% and may purchase a maximum of 9.8% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designations for the relevant Series, for the same price as all other investors.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Existing Transactions

Property Management Agreement

Each Series has entered into or is expected to enter into a Property Management Agreement with Terra Mint, the Managing Member of the company. See “The Company’s Business - Property Management Agreement with Terra Mint” for a description of this agreement.

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Real Estate Purchase

On March 20, 2023, the Cedar Ridge Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Cedar Ridge Property, at a net purchase price of $379,435.00 (i.e., the asset price totaling outstanding amount due on the Cedar Ridge Promissory Note).

On March 20, 2023, the Dalmore Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Dalmore Property, at a net purchase price of $379,435.00 (i.e., the asset price totaling outstanding amount due on the Dalmore Promissory Note).

On March 20, 2023, the Woody Creek Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Woody Creek Property, at a net purchase price of $337,851.00 (i.e., the asset price totaling outstanding amount due on the Woody Creek Promissory Note).

On January 12, 2024, the Blanton Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Blanton Property, at a net purchase price of $400,300.00 (i.e., the asset price totaling outstanding amount due on the Blanton Promissory Note).

On January 12, 2024, the Stag Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Stag Property, at a net purchase price of $400,300.00 (i.e., the asset price totaling outstanding amount due on the Stag Promissory Note).

Templeton Series Transactions

On March 20, 2023, the Templeton Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Templeton Property, at a net purchase price of $406,299.00 (i.e., the asset price totaling outstanding amount due on the Templeton Promissory Note). On November 7, 2024, the Templeton Property was sold to a buyer for $405,000 pursuant to the Uniform Purchase Agreement which contained customary representations and warranties. Proceeds from the sale were used to partially repay the outstanding balance of the Templeton Promissory Note.

Stock Repurchase Agreement

On January 27, 2025, Terra Mint entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the estate of Ahmed Mohamed Khaleel whereby Terra Min repurchased 3,750,000 shares of Terra Mint from the estate for a total purchase price of $1,500,000 at an interest rate of 4.30% due and payable on December 31, 2025. Following these transactions the estate of Ahmed Mohamed Khaleel remains the beneficial owner of 3,137,512 shares of Terra Mint.

Conflicts of Interest

The Company is subject to various conflicts of interest arising out of its relationship with Terra Mint, the Company’s Managing Member, and its affiliates. Some of the material conflicts that our Managing Member and its affiliates will face include the following:

●	Our reliance on real estate professionals acting on behalf of our Managing Member must determine which investment opportunities to recommend to us. The Managing Member may organize one or more similar offerings with investment criteria that compete with us.

●	Our Managing Member’s real estate professionals will have to allocate their time among us, our Managing Member’s business, and other programs and activities in which they are involved.

●	The terms of our operating agreement (including our Managing Member’s rights and obligations and the compensation payable to our Managing Member and its affiliates) were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party.

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●	We have not implemented a policy that expressly prohibits our contractors or affiliates from engaging for their own account in similar business activities such as those conducted by Neptune REM, LLC.

●	Some or all of the Series will acquire their properties from the Managing Member or from an affiliate of the Managing Member. Prior to a sale to a Series, the Managing Member will acquire a property, repair, and improve the property. The Managing Member will then resell the property to a Series at a value determined by the Managing Member r or affiliate of the Managing Member which may reflect a premium over the Managing Member’s investment in the property. Accordingly, because the Managing Member will be an interested party with respect to a sale of a property that it owns to a Series, the Managing Member’s interests in such a sale may not be aligned with the interests of the Series or its investors. There can be no assurance that a property purchase price that a Series will pay to the Managing Member will be comparable to that which a series might pay to an unaffiliated third-party property seller.

●	The Managing Member does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the Managing Member’s advice or recommendations. The Managing Member’s liability is limited under the Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the Managing Member and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Managing Member’s duties under the Operating Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Managing Member would not be liable.

SECURITIES BEING OFFERED

The following descriptions of the company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and the Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and the Operating Agreement.

General

Title to each Series Asset

Title to the property comprising a Series Asset of a Series will be held by such Series.

Managing Member, Terra Mint Group, Corp.

Terra Mint Group, Corp. is the Managing Member of each Series.

In addition, Terra Mint serves as the Property Manager responsible for managing each Series’ Assets as described in the relevant Terra Property Management Agreement for each Series. However, Terra Mint may enter into agreements with third parties to manage a Series’ Assets (For more information see “Property Management Agreements between Terra Mint Group Corp. and its Series”).

The Managing Member may amend any of the terms of the Operating Agreement of the Company or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

54

Distributions

Subject to Section 7.03 and Article XI of the Operating Agreement, as described in the Operating Agreement, and any Series Designation, we intend to distribute Free Cash Flows of a Series, after (a) payment of accrued Asset Management Fees, (b) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be and (c) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and Property Manager, unless indicated in the relevant Series Designation or property management agreement:

●	Assets Under Management Fee: a 0.75% quarterly fee equal to 0.75% of the purchase price of a Series Asset, calculated as of the last day of each fiscal quarter.

●	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of rental properties in the relevant geographic area.

●	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

●	Disposition Fee: A fee related to the sale of a property after it has been held as an asset for between 5-7 years and rented as a long-term rental property for the 5-7 year term. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

As of the date of this Offering Circular, no series of Neptune REM has made any distributions.

We determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Distributions will be applied as follows:

First, 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the members have received back 100% of their Capital Contribution; and

Second, 20% to the Managing Member and 80% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less: (a) any non- operating income (or plus any non-operating loss) resulting from a Monetization Event and included in net income, any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series), (c) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for, and (d) upon the termination and winding up of a Series or the company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with terms of the Operating Agreement. For the avoidance of doubt, net income received by a Series shall reflect the deduction of applicable Property Management Fees and Asset Management Fees as expenses of the Series.

We do not intend to obtain a third-party valuation of the assets of each Series to determine “purchase price” of a Series Asset.

55

Restrictions on Transfer

No Transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the company that such transfer will not, unless waived by the Managing Member:

●	Result in the transferee directly or indirectly owning in excess of 9.8% of the aggregate outstanding Series Interests;

●	Result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the company is otherwise an Exchange Act reporting company;

●	Cause all or any portion of the assets of the company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

●	Adversely affect the company or such Series, or subject the company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the company to be disqualified as a limited liability company or subject the company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject;

●	Require registration of the company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

●	Violate or be inconsistent with any representation or warranty made by the transferring Member.

Redemption

Members shall not have any right to resign or redeem their Series Interests from the company; provided that (i) when a transferee of a Member’s Series Interests becomes a record holder of such Interests, such transferring Member shall cease to be a Member of the company with respect to the Interests so transferred and (ii) Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with the Operating Agreement.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company’s Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of members generally. No separate vote or consent of the holders of Series Interests of a specific Series shall be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding shall be required for: (a) decreases the percentage of outstanding Interests required to take any action under the Operating Agreement; (b) any amendment to the Operating Agreement (including the Series Designation) that would materially adversely affects the rights of any of the Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests); (c) the modification any provisions of the Operating Agreement relating to or gives any person the right to dissolve the company; or (d) any modification to the term of the Company.

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The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the company. If the Managing Member is so removed, the members, by a plurality vote, may appoint a replacement managing member or approve the liquidation and termination of the Company and each Series in accordance with the provisions of Article X of the Operating Agreement. In the event of the resignation of the Managing Member, the Managing Member shall nominate a successor Managing Member and the vote of a majority of the outstanding Series Interests shall be required to elect such successor Managing Member. The Managing Member shall continue to serve as the Managing Member of the Company until such date as a successor Managing Member is so elected.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws or otherwise publicly available. Such information would include personal information of other investors held by the Company, and other information in the books and records of the company that is not public and to which a Series Interest holder requests and receives access. Note, this confidentiality obligation does not extend to disclosures which are required by law or to which the Managing Member consents.

Reports to Members

The Managing Member must keep appropriate books and records with respect to the business of the Company and each Series business. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code.

Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member must use its commercially reasonable efforts to circulate to each Member electronically by e-mail or made available via an online platform:

●	A financial statement of each Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

●	Confirmation of the number of Series Interests in each Series outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with the above requirements and no further or earlier financial reports shall be required to be provided to the Members of the applicable Series with such reporting requirement.

Our Managing Member intends to file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the Company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The Company will file updated offering circulars and offering circular supplements with the Commission. The Company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the Company will file annual reports, semiannual reports and other information with the Commission. In addition, the Company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

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The Company will provide such documents and periodic updates electronically by email or made available through the Company’s platform.

Distribution Upon Liquidation of a Series

Subject to Article XI of the Operating Agreement and any Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows:

(a)	First, 100% to the Members (pro rata and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

(b)	Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

As of the date of this Offering Circular, no series of Neptune REM has made any liquidation distributions.

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The Company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Ongoing Reporting and Supplements to this Offering Circular

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

Neptune REM, LLC and its Series

Independent Auditor’s Report	F-1

Consolidated and Consolidating Balance Sheets	F-3

Consolidated and Consolidating Statements of Operations	F-5

Consolidated and Consolidating Statements of Members’ Deficit	F-7

Consolidated and Consolidating Statements of Cash Flows	F-9

Notes to Consolidated and Consolidating Financial Statements	F-11 to F-23

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To the Members of

Neptune REM LLC

Wilmington, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Neptune REM LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2024 and 2023, the related consolidated statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements. We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in members’ deficit, and cash flows for the periods then ended for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, the financial position of each listed Series as of December 31, 2024 and 2023, the results of the Company’s and each listed Series consolidated operations and its cash flows for the periods then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern

The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company and each listed Series had a lack of liquid assets, nominal cash, and limited operations since inception. For the years ended December 31, 2024 and 2023, respectively, the Company had consolidated losses of $231,429 and $205,584, respectively. As of December 31, 2024, the Company had a consolidated working capital deficit of $2,140,037 and a members’ deficit of $449,160. It has yet to establish a business capable of generating sustained profits to fund its operating and working capital requirements. These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-1

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2024 and 2023 and for the years then ended and each listed Series’ financial statements as of December 31, 2024 and 2023 and for the periods then ended are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 22, 2025

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-2

Neptune REM LLC and its Series

Consolidated and Consolidating Balance Sheets

December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-	$20,553	$20,553
Escrow receivable	2,830	2,600	-	2,010	15,490	5,940	-	28,870
Rent receivable	-	2,750	-	-	4,338	-	-	7,088
Deferred offering costs	22,284	22,284	22,284	22,284	3,946	3,946	-	97,028
TOTAL CURRENT ASSETS	25,114	27,634	22,284	24,294	23,774	9,886	20,553	153,539

REAL ESTATE ASSETS	355,000	355,000	-	319,998	360,000	360,000	-	1,749,998
Less: accumulated depreciation	(10,500)	(9,545)	-	(8,891)	(10,667)	(8,727)	-	(48,330)
REAL ESTATES ASSETS, NET	344,500	345,455	-	311,107	349,333	351,273	-	1,701,668

TOTAL ASSETS	$369,614	$373,089	$22,284	$335,401	$373,107	$361,159	$20,553	$1,855,207

LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$6,959	$6,959	$-	$4,655	$7,994	$7,978	$-	$34,545
Accounts payable - related parties	38,530	42,375	74,871	50,279	30,220	29,359	20,743	286,377
Notes payable - related party	379,435	379,435	61,406	337,851	400,300	400,300	-	1,958,727
Accrued liabilities	-	-	1,195	-	-	-	-	1,195
Deferred revenue	3,065	-	-	-	-	9,667	-	12,732
TOTAL CURRENT LIABILITIES	427,989	428,769	137,472	392,785	438,514	447,304	20,743	2,293,576

LONG-TERM DEBT
Security deposits	2,750	2,750	-	-	2,875	2,416	-	10,791
TOTAL LONG-TERM DEBT	2,750	2,750	-	-	2,875	2,416	-	10,791

TOTAL LIABILITIES	430,739	431,519	137,472	392,785	441,389	449,720	20,743	2,304,367

MEMBERS' DEFICIT	(61,125)	(58,430)	(115,188)	(57,384)	(68,282)	(88,561)	(190)	(449,160)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$369,614	$373,089	$22,284	$335,401	$373,107	$361,159	$20,553	$1,855,207

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-3

Neptune REM LLC and its Series

Consolidated and Consolidating Balance Sheets

December 31, 2023

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-	$853	$853
Deferred offering costs	18,337	18,337	18,337	18,337	-	-	-	73,348
TOTAL CURRENT ASSETS	18,337	18,337	18,337	18,337	-	-	853	74,201

PROPERTY
Real estate assets	355,000	355,000	385,000	319,998	-	-	-	1,414,998
TOTAL PROPERTY	355,000	355,000	385,000	319,998	-	-	-	1,414,998

TOTAL ASSETS	$373,337	$373,337	$403,337	$338,335	$-	$-	$853	$1,489,199

LIABILITIES AND MEMBER'S DEFICIT
CURRENT LIABILITIES
Accounts payable	$5,840	$5,840	$183	$541	$-	$-	$-	$12,404
Accounts payable - related party	31,533	31,533	39,997	35,670	-	-	1,043	139,776
TOTAL CURRENT LIABILITIES	37,373	37,373	40,180	36,211	-	-	1,043	152,180

LONG-TERM DEBT
Notes payable - related party	379,435	379,435	406,299	337,851	-	-	-	1,503,020
TOTAL LONG-TERM DEBT	379,435	379,435	406,299	337,851	-	-	-	1,503,020

TOTAL LIABILITIES	416,808	416,808	446,479	374,062	-	-	1,043	1,655,200

MEMBER'S DEFICIT	(43,471)	(43,471)	(43,142)	(35,727)	-	-	(190)	(166,001)

TOTAL LIABILITIES AND MEMBER'S DEFICIT	$373,337	$373,337	$403,337	$338,335	$-	$-	$853	$1,489,199

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-4

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Operations

Year Ended December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
REVENUE	$26,766	$28,700	$1,900	$20,000	$31,625	$19,333	$-	$128,324

OPERATING EXPENSES
Depreciation	10,500	9,545	10,216	8,890	10,667	8,727	-	58,545
Taxes and licenses	7,224	7,190	8,366	10,573	11,578	11,955	-	56,886
Accounting fees	8,425	8,425	8,425	8,425	8,425	8,425	-	50,550
Sourcing fee	-	-	-	-	21,600	21,600	-	43,200
Disposition fee	-	-	24,300	-	-	-	-	24,300
Contract labor	2	-	8,182	-	-	-	-	8,184
Repairs and maintenance	3,385	3,385	2,090	-	3,385	3,385	-	15,630
HOA fees	-	-	5,213	-	-	-	-	5,213
Franchise tax	50	50	50	50	50	50	-	300
Bank fees & service charges	15	15	15	15	16	16	-	92
TOTAL OPERATING EXPENSES	29,601	28,610	66,857	27,953	55,721	54,158	-	262,900

INCOME/(LOSS) FROM OPERATIONS	(2,835)	90	(64,957)	(7,953)	(24,096)	(34,825)	-	(134,576)

OTHER INCOME (EXPENSE)
Gain on sale of assets	-	-	31,789	-	-	-	-	31,789
Interest expense	(17,649)	(17,649)	(16,699)	(15,714)	(19,376)	(19,376)	-	(106,463)
Other expense	-	-	(22,179)	-	-	-	-	(22,179)
TOTAL OTHER EXPENSES	(17,649)	(17,649)	(7,089)	(15,714)	(19,376)	(19,376)	-	(96,853)

NET LOSS	$(20,484)	$(17,559)	$(72,046)	$(23,667)	$(43,472)	$(54,201)	$-	$(231,429)

Weighted average membership interest	41	65	N/A	57	411	99	N/A	N/A
Loss per membership interest	$501.96	$270.54	N/A	$418.83	$105.90	$546.80	N/A	N/A

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-5

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Operations

Year Ended December 31, 2023

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
REVENUE	$-	$-	$-	$-	$-	$-	$-	$-

OPERATING EXPENSES
Sourcing fee	18,068	18,068	19,000	16,010	-	-	-	71,146
Employee compensation	-	-	-	-	-	-	56,649	56,649
Taxes and licenses	5,840	5,840	7,747	6,076	-	-	-	25,503
Accounting fees	251	251	250	250	-	-	-	1,002
Agent fees	119	119	119	118	-	-	-	475
Franchise tax	75	75	75	75	-	-	-	300
Bank fees & service charges	15	15	15	15	-	-	-	60
TOTAL OPERATING EXPENSES	24,368	24,368	27,206	22,544	-	-	56,649	155,135

LOSS FROM OPERATIONS	(24,368)	(24,368)	(27,206)	(22,544)	-	-	(56,649)	(155,135)

OTHER EXPENSES
Interest expense	(12,736)	(12,736)	(13,637)	(11,340)	-	-	-	(50,449)
TOTAL OTHER EXPENSES	(12,736)	(12,736)	(13,637)	(11,340)	-	-	-	(50,449)

NET LOSS	$(37,104)	$(37,104)	$(40,843)	$(33,884)	$-	$-	$(56,649)	$(205,584)
Weighted average membership interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loss per membership interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-6

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Members’ Deficit

Year Ended December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
MEMBERS' DEFICIT AT JANUARY 1, 2024	$(43,471)	$(43,471)	$(43,142)	$(35,727)	$-	$-	$(190)	$(166,001)
Contributions	2,830	2,600	-	2,010	15,490	5,940	-	28,870
Distributions	-	-	-	-	(40,300)	(40,300)	-	(80,600)
Net loss	(20,484)	(17,559)	(72,046)	(23,667)	(43,472)	(54,201)	-	(231,429)

MEMBERS' DEFICIT AT DECEMBER 31, 2024	$(61,125)	$(58,430)	$(115,188)	$(57,384)	$(68,282)	$(88,561)	$(190)	$(449,160)

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-7

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Members’ Deficit

Year Ended December 31, 2023

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
MEMBER'S DEFICIT AT JANUARY 1, 2023	$-	$-	$-	$-	$-	$-	$(190)	$(190)
Contributions	-	-	-	-	-	-	56,649	56,649
Distributions	(6,367)	(6,367)	(2,299)	(1,843)	-	-	-	(16,876)
Net loss	(37,104)	(37,104)	(40,843)	(33,884)	-	-	(56,649)	(205,584)

MEMBER'S DEFICIT AT DECEMBER 31, 2023	$(43,471)	$(43,471)	$(43,142)	$(35,727)	$-	$-	$(190)	$(166,001)

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-8

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Cash Flows

Year Ended December 31, 2024

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,484)	$(17,559)	$(72,046)	$(23,667)	$(43,472)	$(54,201)	$-	$(231,429)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	10,500	9,545	10,216	8,891	10,667	8,727	-	58,546
Costs paid by Manager on Company's behalf	-	-	-	-	-	-	35,711	35,711
Gain on sale of property	-	-	(31,789)	-	-	-	-	(31,789)
Change in assets and liabilities that provided (used) cash:
Rent receivable	-	(2,750)	-	-	(4,338)		-	(7,088)
Accounts payable	1,120	1,119	(183)	4,113	7,994	7,978	-	22,141
Accounts payable - related party	6,996	10,842	64,982	14,610	30,220	29,359	-	157,009
Accrued liabilities	-	-	1,195	-	-	-	-	1,195
Deferred revenue	3,065	-	-	-	-	9,667	-	12,732
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,197	1,197	(27,625)	3,947	1,071	1,530	35,711	17,028

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for advances to related parties	-	-	-	-	-	-	(27,511)	(27,511)
Cash received in repayment of advances to related parties	-	-	-	-	-	-	5,500	5,500
Proceeds from sale of property	-	-	406,572	-	-	-	-	406,572
Security deposits	2,750	2,750	-	-	2,875	2,416	-	10,791
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,750	2,750	406,572	-	2,875	2,416	(22,011)	395,352

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from advances from related parties	-	-	-	-	-	-	6,300	6,300
Cash repaid on advances from related parties	-	-	-	-	-	-	(300)	(300)
Cash repayments for advances from related party	-	-	(30,107)	-	-	-	-	(30,107)
Deferred offering costs	(3,947)	(3,947)	(3,947)	(3,947)	(3,946)	(3,946)	-	(23,680)
Payments on notes payable - related party	-	-	(344,893)	-	-	-	-	(344,893)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,947)	(3,947)	(378,947)	(3,947)	(3,946)	(3,946)	6,000	(392,680)

NET CHANGE IN CASH	-	-	-	-	-	-	19,700	19,700
CASH AT BEGINNING OF YEAR	-	-	-	-	-	-	853	853

CASH AT END OF YEAR	$-	$-	$-	$-	$-	$-	$20,553	$20,553

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$30,107	$-	$-	$-	$-	$30,107

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property from Manager in exchange for note payable	$-	$-	$-	$-	$360,000	$360,000	$-	$720,000
Deemed distributions to Manager from the acquisition of property paid by note payable to Manager	$-	$-	$-	$-	$40,300	$40,300	$-	$80,600
Subscriptions receivable from escrow	$2,830	$2,600	$-	$2,010	$15,490	$5,940	$-	$28,870

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-9

Neptune REM LLC and its Series

Consolidated and Consolidating Statements of Cash Flows

Year Ended December 31, 2023

	Cedar Ridge	Dalmore	Templeton	Woody Creek	Stag	Blanton	Neptune REM	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(37,104)	$(37,104)	$(40,843)	$(33,884)	$-	$-	$(56,649)	$(205,584)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Cost paid by Manager on Company's behalf	49,601	49,601	58,997	51,680	-	-	-	209,879
Change in liabilities that provided cash:
Accounts payable	5,840	5,840	183	541	-	-	-	12,404
Accounts payable - related party	-	-	-	-	-	-	853	853
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	18,337	18,337	18,337	18,337	-	-	(55,796)	17,552

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	(18,337)	(18,337)	(18,337)	(18,337)	-	-	-	(73,348)
Contributions	-	-	-	-	-	-	56,649	56,649
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(18,337)	(18,337)	(18,337)	(18,337)	-	-	56,649	(16,699)

NET CHANGE IN CASH	-	-	-	-	-	-	853	853
CASH AT BEGINNING OF YEAR	-	-	-	-	-	-	-	-

CASH AT END OF YEAR	$-	$-	$-	$-	$-	$-	$853	$853

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property from Manager in exchange for note payable	$355,000	$355,000	$385,000	$319,998	$-	$-	$-	$1,414,998
Sourcing fee paid by note payable to Manager	$18,068	$18,068	$19,000	$16,010	$-	$-	$-	$71,146
Deemed distributions to Manager from the acquisition of property paid by note payable to Manager	$6,367	$6,367	$2,299	$1,843	$-	$-	$-	$16,876

See Independent Auditor’s Report and accompanying notes to the financial statements, which are an integral part of these financial statements.

F-10

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

1.	NATURE OF OPERATIONS

Neptune REM LLC, (the “Company”) was formed in the State of Delaware as a series limited liability company on November 7, 2022, and is a wholly-owned subsidiary of Terra Mint Group Corp (“Terra Mint”, the “Manager,” or the “Managing Member”), a Wyoming corporation. The Company’s business plan is to purchase and manage residential rental properties and offer non-accredited investors the opportunity to acquire fractional ownership of real estate assets through the Company and its Series. The Company and each series are dependent upon additional capital resources for the commencement of its planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s and its Series’ planned principal operations or failing to profitably operate the business.

On March 20, 2023, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Cedar Ridge Series LLC (“Series Cedar Ridge”)
•	The Woody Creek Series LLC (“Series Woody Creek”)
•	The Dalmore Series LLC (“Series Dalmore”)
•	The Templeton Series LLC (“Series Templeton”)

On January 12, 2024, the following Series LLCs were formed under the laws of Delaware as series of Neptune REM LLC:

•	The Stag Series LLC (“Series Stag”)
•	The Blanton Series LLC (“Series Blanton”)

The Series Templeton’s property was sold during the year ended December 31, 2024.

Terra Mint (“Manager”) is the sole and managing member of the Company and each of its Series.

2.	GOING CONCERN

Our consolidated and consolidating financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. The Company and each listed Series had a lack of liquid assets, nominal cash, and limited operations since inception. For the years ended December 31, 2024 and 2023, the Company and each listed Series had consolidated losses of $231,429 and $205,584, respectively. As of December 31, 2024 and 2023, the Company had consolidated working capital deficits of $2,140,037 and $77,979, and had members’ deficits of $449,160 and $166,061, all respectively, and was yet to establish a business capable of generating sustained profits to fund its own operating and working capital requirements. These factors, among others, raise substantial doubt about the Company and each Series’ ability to continue as a going concern. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and each Series be unable to continue as a going concern. The Company and each Series’ ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately to establish a profitable business able to fund their own operating and working capital requirements. No assurances can be given that the Company and each Series will be successful in achieving these objectives.

F-11

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated and consolidating financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We have selected December 31 as our financial year end. The consolidated and consolidating financial statements for the years ended December 31, 2024 and 2023, are presented using the accrual basis of accounting. Revenue is recognized when earned and expenses are recognized as they are incurred. The Company and each of its Series listed use the cash method of accounting for income tax purposes.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Neptune REM LLC and each Series listed in Note 1 (collectively the “Series”). All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The presentation of consolidated and consolidating financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company and each Series consider all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

The Company maintains cash balances in a non-interest-bearing account that currently did not exceed federally insured limits as of December 31, 2024 and 2023.

Fair Value Measurements

ASC topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

F-12

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgement or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of a loan from a related party and residential real estate rental properties. The carrying amount of the loans from a related party approximates its fair values because of its short-term maturity. The properties are recorded at cost and are considered level 3 investments due to the lack of observable input data used in the appraisal process for impairment analysis.

Expense Allocation

The Company and each of its Series allocate expenses among series based on the nature of each expense. These allocations are performed systematically to reasonably reflect the expenses associated with each Series.

Real Estate Assets

Real Estate Assets consist of residential rental real estate. These assets are recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of 27.5 years. Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized. Expenditures for routine maintenance and repairs are charged to expenses as incurred. The Company and each of its Series have adopted a policy to capitalize all assets with a cost greater than $1,000 and a useful life over 1 year. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the account, and any resulting gain or loss is recognized in income for the period.

Impairment of Assets

The Company and each Series, using its best estimates based on reasonable and supportable assumptions and projections, review the carrying amounts of its assets to determine whether there is any indication that those assets have suffered an impairment loss. There were no losses or asset impairments recorded during the periods ended December 31, 2024 and 2023.

F-13

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, service has been performed, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns, contractual adjustments, and any taxes collected from customers and subsequently remitted to governmental authorities. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to performance obligations.

Step 5: Recognize revenue when the entity satisfies a performance obligation.

The Company recognizes rental income from its portfolio of single-family residential homes in accordance with ASC 842, Leases. Rental income is recognized on a straight-line basis over the term of the lease, beginning at the lease commencement date, which is generally the date the tenant obtains control of the property. The lease agreements may include fixed monthly rent, as well as variable charges for items such as utilities, landscaping, maintenance services, and late fees. Tenants have the option to pay rent in advance, in which case, the Company records deferred revenue for the prepayment, and recognize revenue as performance obligations are met.

Advertising

Advertising costs are expensed to operations as they are incurred. There were no advertising costs incurred during the periods ended December 31, 2024 and 2023.

Stock-Based Compensation

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation – Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Organizational Costs

In accordance with FASB ASC 270, Organization Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

F-14

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

Deferred Offering Costs

The Company and each Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ deficit upon the completion of an offering or to expense if the offering is not completed.

Deferred offering costs as of December 31, 2024 and 2023 are as follows:

Series	December 31, 2024	December 31, 2023
Cedar Ridge	$22,284	$18,337
Dalmore	22,284	18,337
Templeton	22,284	18,337
Woody Creek	22,284	18,337
Stag	3,946	-
Blanton	3,946	-
Neptune Rem	-	-
Total	$97,028	$73,348

Earnings/(Loss) per Membership Interest

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

Income Taxes

The Company and each Series have elected to be taxed as a corporation. Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounting and depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Each individual series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets, primarily resulting from net operating loss carryforwards (“NOLs”), will not be realized. On a total consolidated basis, the Company’s and each Series’ NOLs as of December 31, 2024 and 2023 were approximately $437,013 and $205,584, respectively, which produced net deferred tax assets of $123,456 and $58,077, using the Company’s and each Series’ estimated future effective tax rate of 28.25%, as detailed in the tables below.

The 28.25% rate is calculated using the federal corporate tax rate of 21% plus the effective state tax rate of 7.25%.

F-15

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

		Deferred Tax Assets		Net Deferred Tax
	NOL Balance as of	from NOLs as of		Assets as of
Series	December 31, 2024	December 31, 2024	Valuation Allowance	December 31, 2024
Cedar Ridge	$57,588	$16,269	$(16,269)	$-
Dalmore	54,663	15,442	(15,442)	-
Templeton	112,889	31,891	(31,891)	-
Woody Creek	57,551	16,258	(16,258)	-
Stag	43,472	12,281	(12,281)	-
Blanton	54,201	15,312	(15,312)	-
Neptune REM	56,649	16,003	(16,003)	-
Total	$437,013	$123,456	$(123,456)	$-

		Deferred Tax Assets		Net Deferred Tax
	NOL Balance as of	from NOLs as of		Assets as of
Series	December 31, 2023	December 31, 2023	Valuation Allowance	December 31, 2023
Cedar Ridge	$37,104	$10,482	$(10,482)	$-
Dalmore	37,104	10,482	(10,482)	-
Templeton	40,843	11,538	(11,538)	-
Woody Creek	33,884	9,572	(9,572)	-
Stag	-	-	-	-
Blanton	-	-	-	-
Neptune REM	56,649	16,003	(16,003)	-
Total	$205,584	$58,077	$(58,077)	$-

Under ASC 740-10-50 these conditions stated above are income tax position subject to evaluation regarding the possibility of the position being overturned upon examination by a taxing authority. Management believes these positions will not be overturned. No interest or penalties related to income taxes have been recognized in the statement of operations or statement of financial position. The Company uses a calendar year-end for income tax reporting purposes, and tax years back to and including the tax year ended December 31, 2021, are subject to examination by major taxing jurisdictions.

Recently Issued and Adopted Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements and each Series' financial statements. As new accounting pronouncements are issued, the Company and each Series will adopt those that are applicable under the circumstances.

F-16

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

4.	REAL ESTATE ASSETS

Real estate assets as of December 31, 2024 consisted of the following:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Land	$40,000	$40,000	$-	$26,600
Building	315,000	315,000	-	293,398
Total property	355,000	355,000	-	319,998
Less: accumulated depreciation	(10,500)	(9,545)	-	(8,891)
Property, net	$344,500	$345,455	$-	$311,107

Description	Stag	Blanton	Neptune Rem	Consolidated
Land	$40,000	$40,000	$-	$186,600
Building	320,000	320,000	-	1,563,398
Total property	360,000	360,000	-	1,749,998
Less: accumulated depreciation	(10,667)	(8,727)	-	(48,330)
Property, net	$349,333	$351,273	$-	$1,701,668

Real estate assets as of December 31, 2023 consisted of the following:

Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Land	$40,000	$40,000	$10,400	$26,600
Building	315,000	315,000	374,600	293,398
Total property	355,000	355,000	385,000	319,998
Less: accumulated depreciation	-	-	-	-
Property, net	$355,000	$355,000	$385,000	$319,998

Description	Stag	Blanton	Neptune Rem	Consolidated
Land	$-	$-	$-	$117,000
Building	-	-	-	1,297,998
Total property	-	-	-	1,414,998
Less: accumulated depreciation	-	-	-	-
Property, net	$-	$-	$-	$1,414,998

Land is recorded at the assessed value of the parcel, based on the respective counties’ most recent assessment. Depreciation expense was $58,545 and $0 for the years ended December 31, 2024 and 2023. No depreciation expense was recorded for 2023 as the properties had not yet been placed in service. The properties were acquired from the Company’s and each Series’ Manager and recorded at the Manager’s historic costs, with the difference between such and the agreed-upon purchase price being recorded as a deemed distribution to the Manager.

The land and building associated with the Templeton Series was sold during the year ended December 31, 2024. A gain of $31, 789 was recorded for the year ended December 31, 2024 on the sale of the real estate asset.

F-17

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

5.	RELATED PARTY TRANSACTIONS

The Company and each Series is managed by Terra Mint, a Wyoming corporation and the managing member (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and each Series. The Company and each Series purchased the real estate assets described in Note 4 from the Manager.

As of December 31, 2024 and 2023, the Company and its Series had the following related party balances due to the Manager:

December 31, 2024
Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Accounts payable	$20,881	$24,726	$58,172	$34,565
Notes payable	379,435	379,435	61,406	337,851
Interest payable *	17,649	17,649	16,699	15,714

Description	Stag	Blanton	Neptune Rem	Consolidated
Accounts payable	$10,844	$9,983	$20,743	$179,914
Notes payable	400,300	400,300	-	1,958,727
Interest payable *	19,376	19,376	-	106,463

December 31, 2023
Description	Cedar Ridge	Dalmore	Templeton	Woody Creek
Accounts payable	$18,797	$18,797	$26,360	$24,330
Notes payable	379,435	379,435	406,299	337,851
Interest payable *	12,736	12,736	13,637	11,340

Description	Stag	Blanton	Neptune Rem	Consolidated
Accounts payable	$-	$-	$1,043	89,327
Notes payable	-	-	-	1,503,020
Interest payable *	-	-	-	50,449

* Interest payable is included in the accounts payable – related party caption on the balance sheets.

Refer to Note 6 for the terms associated with the notes payable and the interest expense incurred for the years ended December 31, 2024 and 2023.

F-18

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

Assets Under Management Fee

On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of interests in a Series, the Series shall pay the Managing Member the assets under management fee (“Asset Management Fee”), payable quarterly in arrears, equal to a 0.75% Asset Management Fee payable on the last day of the immediately preceding quarter. The Asset Management Fee shall be payable from the net operating rental income from each series and will be calculated as property, cash, cash equivalents, and the book value of the assets of the entity invested, directly or indirectly, in loans secured by real estate, or first mortgage bonds secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves.

Additional Fees

Additional fees shall include: An ongoing management fee of eight percent (8%) of gross rent and fees to be deducted from gross rent during the management term of the series, a sourcing fee of up to seven percent (7%) of the purchase price of real estate acquired by the series, a disposition fee of six to eight percent (6-8%) of the final gross sales price of a designated series, administrative revenue and reimbursement of any expenses incurred by the manager on behalf of the Company or any of its series, a renovation fee of up to five and a half percent (5.5%) of the total capital improvement costs for renovations of a property, and a two percent (2%) fee on any such advances made and Managing Member is entitled to twenty percent (20%) of distributions beyond original capital contribution returns upon the liquidation of a series.

Contractual Obligations

These additional fees incurred by the Company and its Series are part of an ongoing management agreement Company and its Series have with the parent company and Manager which include the aforementioned assets under management fee, sourcing fee, disposition fee, and other fees. During the years ended December 31, 2024 and 2023, the Company incurred the following sourcing fees:

Series	December 31, 2024	December 31, 2023
Cedar Ridge	$-	$18,068
Dalmore	-	18,068
Templeton	-	19,000
Woody Creek	-	16,010
Stag	21,600	-
Blanton	21,600	-
Neptune Rem	-	-
Total	$43,200	$71,146

F-19

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

For all costs and expenses advanced by Manager to be reimbursed and repaid by Company and each Series in full, the Manager may charge up to two-percent (2%) each month as a fee on monthly reimbursable expenses and unpaid reimbursable expenses. During the years ended December 31, 2024 and 2023, there were no additional charges made by the Manager on the reimbursable expenses incurred. Manager opted to not charge Asset Management fee and the ongoing management fee of eight (8%) of gross rent for the year ended December 31, 2024. Series Templeton incurred a disposition fee of $24,300 during the year ended December 31, 2024.

6.	LONG-TERM DEBT

Notes payable – related party

Notes payable to related parties consists of the following as of December 31, 2024:

On March 20, 2023, the Company executed several promissory notes with Terra Mint for each of the four single-family homes located in Omaha, Nebraska purchased from its Manager.

On January 12, 2024, the Company executed two additional promissory notes with Terra Mint related to the two single-family homes located in Omaha, Nebraska of Series Stag and Series Blanton.

The Series Templeton’s promissory note was partially repaid after the sale of the property during the year ended December 31, 2024.

There are six separate promissory notes from the Manager. The notes have a term of 18 months commencing from the date on which an offering for the sale of our membership interests commences (“Maturity Date”), pursuant to a Form 1-A filed with and qualified by the Securities and Exchange Commission (the “Reg A Offering”), and bear interest at the minimum applicable federal rate at the date of issuance of 4.41% for Series Cedar Ridge, Series Dalmore, Series Templeton, and Series Woody Creek and 4.89% for Series Stag and Series Blanton. The maturity date of the loans was set as December 31, 2025 after the qualification of Reg A Offering on June 27, 2024. The notes, plus accrued interest, are repayable in full within 14 days of the maturity date. The notes are unsecured. If by the maturity date, the Company and each Series has not raised sufficient funds in the Reg A Offering to repay the principal amount of the notes plus accrued interest in full, any outstanding balance due shall be automatically converted into membership interests in the Company on the same terms as offered to investors in the offering. At the option of Terra Mint, funds available for repayment of the notes may be held in a borrower account, interest free, after the maturity date.

F-20

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

Principal balances outstanding as of December 31, 2024 and 2023 are as follows:

Series	December 31, 2024	December 31, 2023
Cedar Ridge	$379,435	$379,435
Dalmore	379,435	379,435
Templeton	61,406	406,299
Woody Creek	337,851	337,851
Stag	400,300	-
Blanton	400,300	-
Neptune Rem	-	-
Total	$1,958,727	$1,503,020

Maturities on notes payable – related parties are as follows:

Period Ended	Amount
12/31/2025	$1,958,727
Total notes payable - related party	$1,958,727

Interest expense incurred for the years ended December 31, 2024 and 2023 are as follows:

Series	December 31, 2024	December 31, 2023
Cedar Ridge	$17,649	$12,736
Dalmore	17,649	12,736
Templeton	16,699	13,637
Woody Creek	15,714	11,340
Stag	19,376	-
Blanton	19,376	-
Neptune Rem	-	-
Total	$106,463	$50,449

7.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company and its Series were not subject to any legal proceedings during the years ended December 31, 2024 and 2023, and, to the best of our knowledge, no legal proceedings are pending or threatened.

F-21

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statements

As of December 31, 2024 and 2023 and for the years then ended

8.	MEMBER’S DEFICIT

The Company and each of its Series are managed by Terra Mint, a Wyoming corporation and our managing member (“the Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and each Series.

The Manager will be responsible for directing the management of our business and affairs, managing the day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to us.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company and each of its Series expect the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of the distributions or determine that no distributions shall be made, in its sole discretion. Currently, the operating agreement distribution policy is to first compensate the Series members until they have received 100% of their original capital contributions, then 20% to the Managing Member and 80% to the Members.

During the years ended December 31, 2024 and 2023, each of the Series of the Company made distributions to Manager as part of the purchase of the real estate assets as follows:

Series	December 31, 2024	December 31, 2023
Cedar Ridge	$-	$6,367
Dalmore	-	6,367
Templeton	-	2,299
Woody Creek	-	1,843
Stag	40,300	-
Blanton	40,300	-
Neptune Rem	-	-
Total	$80,600	$16,876

F-22

Neptune REM LLC and its Series

Notes to Consolidated and Consolidating Financial Statement

As of December 31, 2024 and 2023 and for the years then ended

The Managing Member made a contribution to the Company for $56,649 during the year ended December 31, 2023. No such contributions were made for the year ended December 31, 2024. During the year ended December 31, 2024, the Company conducted an equity offering pursuant to Regulation A of the Securities Act of 1933. The Managing Member must purchase a minimum of 1% through the Offering and may purchase up to 9.8%. Under this offering, the Company received gross proceeds of $28,870. The total balance is being held in escrow and has been recorded in escrow receivable on the balance sheet. The number of shares outstanding for each Series is as follows:

Series	December 31, 2024
Cedar Ridge	283
Dalmore	260
Woody Creek	201
Stag	1,549
Blanton	594

The debts, obligations, and liabilities of the Company and each of its Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company and each of its Series, and no member of the Company and each of its Series is obligated personally for any such debt, obligation, or liability.

9.	SUBSEQUENT EVENTS

The Company and each of its Series have evaluated all subsequent events through April 22, 2025, the date the consolidated and consolidating financial statements and each Series’ financial statements were available to be issued.

F-23

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

No.	Exhibit Description

2.1*	Certificate of Formation of Neptune REM, LLC

2.2*	Second Amended and Restated Operating Agreement of Neptune REM, LLC

3.1*	Form of Series Designation of The Cedar Ridge Series, a series of Neptune REM, LLC

3.2*	Form of Series Designation of The Dalmore Series, a series of Neptune REM, LLC

3.3*	Form of Series Designation of The Templeton Series, a series of Neptune REM, LLC

3.4*	Form of Series Designation of The Woody Creek Series, a series of Neptune REM, LLC

3.5*	Form of Series Designation of The Blanton Series, a series of Neptune REM, LLC

3.6*	Form of Series Designation of The Stag Series, a series of Neptune REM, LLC

4.1*	Form of subscription agreement of The Cedar Ridge Series, a series of Neptune REM, LLC

4.2*	Form of subscription agreement of The Dalmore Series, a series of Neptune REM, LLC

4.3*	Form of subscription agreement of The Templeton Series, a series of Neptune REM, LLC

4.4*	Form of subscription agreement of The Woody Creek Series, a series of Neptune REM, LLC

4.5*	Form of subscription agreement of The Blanton Series, a series of Neptune REM, LLC

4.6*	Form of subscription agreement of The Stag Series, a series of Neptune REM, LLC

4.7*	Form of subscription agreement for Realbricks Referral Program

6.1*	Broker Dealer Agreement, dated August 17, 2023 between Neptune REM, LLC and Dalmore Group, LLC

6.2*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

6.3*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.4*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.5*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Woody Creek Series, a series of Neptune REM, LLC

6.6*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

6.7*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.8*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.9*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Woody Creek, a series of Neptune REM, LLC

6.10*	Form of Purchase and Sale Agreement dated January 12, 2024, between Neptune REM, LLC and The Blanton Series, a series of Neptune REM, LLC

6.11*	Form of Purchase and Sale Agreement dated January 12, 2024, between Neptune REM, LLC and The Stag Series, a series of Neptune REM, LLC

6.12*	Form of Property Management Agreement dated January 12, 2024, between Neptune REM, LLC and The Blanton Series, a series of Neptune REM, LLC

6.13*	Form of Property Management Agreement dated January 12, 2024, between Neptune REM, LLC and The Stag Series, a series of Neptune REM, LLC

6.14*	Stock Repurchase Agreement, dated January 27, 2025, between Terra Mint Group, Corp. and the Estate of Ahmed Mohamed Khaleel

6.15*	Uniform Purchase Agreement, dated November 7, 2024

8.1*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Cedar Ridge Series, a series of Neptune REM LLC

8.2*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Dalmore Series, a series of Neptune REM LLC

8.3*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Templeton Series, a series of Neptune REM LLC

8.4*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Woody Creek Series, a series of Neptune REM LLC

8.5*	Escrow Agreement dated [*], 2024, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Blanton Series, a series of Neptune REM LLC

8.6*	Escrow Agreement dated [*], 2024, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Stag Series, a series of Neptune REM LLC

* Previously filed.

SIGNATURES

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Post-Qualification Amendment No. 3 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware, on June 27, 2025.

Neptune REM LLC, a Delaware limited liability company

By	Terra Mint Group, Corp., a Wyoming corporation

Its: Managing Member

By:	/s/ Chris Gerardi
Name:	Chris Gerardi
Title:	Chief Executive Officer and Chief financial Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Terra Mint Group, Corp., a Wyoming Corporation

By:	/s/ Chris Gerardi
Name:	Chris Gerardi
Title:	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, and Director, Terra Mint Group, Corp.

Date:	June 27, 2025

By:	/s/ Eugene M. Frederick
Name:	Eugene M. Frederick
Title:	Chief Growth Officer and Director, Terra Mint Group, Corp.

Date:	June 27, 2025